Exhibit 10.5
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into on April 29, 2024 (the “Amendment Effective Date”), by and among SUNNOVA INVENTORY SUPPLY, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined below) party hereto, and TEXAS CAPITAL BANK, as Administrative Agent and L/C Issuer (the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower is party to that certain Credit Agreement dated as of March 10, 2023 (as amended by this Amendment, and as otherwise further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and TEXAS CAPITAL BANK, as Administrative Agent and L/C Issuer. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).
WHEREAS, the Borrower, the Lenders and Administrative Agent desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto.
SECTION 2.Conditions Precedent to Amendment. This Amendment will be effective as of the Amendment Effective Date on the condition that the following conditions precedent will have been satisfied (or waived in accordance with Section 11.10 of the Credit Agreement):
2.1Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and each Lender.
2.2Expenses. The Administrative Agent shall have received (i) payment of all fees and expenses set forth in the First Amendment Fee Letter, dated as of the date hereof (the “First Amendment Fee Letter”), between the Borrower and the Administrative Agent, and (ii) payment or reimbursement of all other reasonable and documented out-of-pocket expenses in connection with
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

this Amendment and any other reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent.
SECTION 3.Representations and Warranties. The Borrower hereby represents and warrants to the Lenders the following:
3.1Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article 5 of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualification applicable thereto) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Amended Credit Agreement and the other Loan Documents.
3.2No Default. Immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
3.3Enforceability. This Amendment has been duly executed and delivered by the Borrower, and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.4No Defense. The Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by the Administrative Agent and Lenders of the Borrower’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, the Administrative Agent and the Lenders have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) the Administrative Agent and the Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents.
SECTION 4.Survival of Representations and Warranties. All representations and warranties made in this Amendment, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
SECTION 5.Expenses. As provided in the First Amendment Fee Letter and Section 11.1 of the Amended Credit Agreement, and subject to the limitations expressly set forth therein, the Borrower hereby agrees to pay all reasonable and documented out-of-pocket legal and other fees, costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Amendment and the other Loan Documents.
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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SECTION 6.No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
SECTION 7.Ratification and Affirmation of Borrower. Borrower hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Loan Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Loan Documents to which it is a party. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Borrower hereby agrees that the amendments and waivers herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.
SECTION 8.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 9.APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and permitted assigns, except the Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, other than as expressly permitted under the terms of the Amended Credit Agreement.
SECTION 12.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed
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and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof.
SECTION 13.Effect of Consent. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
SECTION 14.Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 15.Reaffirmation of Loan Documents. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Amended Credit Agreement and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement and the other Loan Documents herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Amended Credit Agreement and the other Loan Documents.
SECTION 16.Loan Document. This Amendment constitutes a “Loan Document” under and as defined in the Amended Credit Agreement. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver of any provision of the Amended Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Amended Credit Agreement, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
SECTION 17.Entire Agreement. THE CREDIT AGREEMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.
BORROWER:

SUNNOVA INVENTORY SUPPLY, LLC,
a Delaware limited liability company

By:    /s/ Robert Lane
Name:    Robert Lane
Title:    Executive Vice President,
Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement – Sunnova Inventory Supply, LLC]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ADMINISTRATIVE AGENT, L/C ISSUER AND LENDER:

TEXAS CAPITAL BANK
By: /s/ Stefanie Unrun___________________
Name: Stefanie Unrun
Title: Director, ACO
[Signature Page to First Amendment to Credit Agreement – Sunnova Inventory Supply, LLC]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX A
Amended Credit Agreement
[Attached]
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Exhibit A
Conformed through First Amendment to Credit Agreement
Dated April 29, 2024

CREDIT AGREEMENT

among

SUNNOVA INVENTORY SUPPLY, LLC,
as Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

TEXAS CAPITAL BANK,
as Administrative Agent and L/C Issuer

TCBI SECURITIES, INC.,
as Sole Lead Arranger and Sole Book Runner

DATED AS OF MARCH 10, 2023
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

TABLE OF CONTENTS

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[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 11.28 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 149

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section

2.1	Commitments and Applicable Percentages	2.1
2.10	Deposit Accounts	2.10
5.25	Material Agreements	5.25
6.1(d)	Monthly Reporting Requirements	6.1(d)
6.15	Post-Closing Matters	6.15
11.11	Notices	11.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section

A	Assignment and Assumption	1.1
B	Compliance Certificate	1.1
C	Borrowing Base Certificate	1.1
D	Borrowing Request	1.1
E	Note	1.1
F	Tax Forms	3.4(g)
G	Guarantor Joinder Agreement	1.1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 10, 2023, is among SUNNOVA INVENTORY SUPPLY, LLC, a Delaware limited liability company (“Borrower”), each of the Guarantors from time to time party hereto, the lenders from time to time party hereto (collectively, the “Lenders” and each, individually, a “Lender”), and TEXAS CAPITAL BANK, a Texas state bank, as Administrative Agent and L/C Issuer.
RECITALS
Borrower has requested that the Lenders extend credit to Borrower as described in this Agreement. The Lenders are willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:
“Account” means an account, as defined in the UCC. For purposes of the definition of “Eligible Accounts” and determining the Borrowing Base, unless otherwise specified, each reference to an Account shall refer to a specific invoice.
“Account Agings” has the meaning set forth in Section 6.1(h).
“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, which grants Administrative Agent “control” (within the meaning of Section 8.106 or Section 9.104 of the UCC, as applicable, in the applicable jurisdiction) over any Deposit Account, Securities Account or Commodity Account maintained by any Loan Party, in each case, among Administrative Agent, the applicable Loan Party and the applicable financial institution at which such Deposit Account, Securities Account or Commodity Account is maintained.
“Account Debtor” means any Person who is obligated on an Account.
“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a
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merger or consolidation with such other Person and (ii) whether in one (1) transaction or a series of related transactions.
“Additional Guarantor” has the meaning set forth in Section 12.12.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Texas Capital Bank, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, or, (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to (a) vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.
“Affiliated Debt” has the meaning set forth in Section 12.5.
“Affiliated Entity” means any of the Ultimate Parent, the Parent, the Manager, any other party that is not a Loan Party party to the Master Intercompany Purchase Agreement, and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.
“Agent Parties” means, collectively, Administrative Agent and its Related Parties.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Anti-Corruption Laws” means all state or federal Laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA and the Bank Secrecy Act, and other similar anti-corruption legislation in other jurisdictions.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.21.
“Applicable Margin” means (a) in the case of a Term SOFR Loan, a rate per annum equal to ~~2.50~~3.25% and (b) in the case of a Base Rate Loan, a rate per annum equal to ~~1.50~~2.25%.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of such Lender’s Commitment at such time divided by the aggregate Commitments of all Lenders; provided that if the Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Applicable Rate” means (a) in the case of a Base Rate Loan, the Base Rate plus the Applicable Margin; and (b) in the case of a Term SOFR Loan, the Adjusted Term SOFR plus the Applicable Margin.
“Appraisal” means an appraisal of the Inventory of the Borrower by an appraiser reasonably satisfactory to the Administrative Agent which, among other things, appraises the value of such Inventory on a “net orderly liquidation value” basis.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means TCBI Securities, Inc., in its capacity as sole lead arranger and sole book runner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.8), and accepted by Administrative Agent, in substantially the form of Exhibit A, with such changes as reasonably approved by Administrative Agent.
“Authorized Party” has the meaning set forth in Section 11.11(d)(iii).
“Availability” means, as of any date, the difference between (a) the Line Cap in effect on such date less (b) the total Revolving Credit Exposure of the Lenders on such date.
“Availability Reserves” means, as of any date of determination, such amounts as Administrative Agent may from time to time establish and revise in its Permitted Discretion: (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent, do or may affect either (i) the Collateral or any other Property which is security for the Obligations or (ii) the security interests and other rights of any Secured Party in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Administrative Agent’s good faith belief that any Collateral may have been improperly valued in any material respect or improperly included in the most recent Borrowing Base Certificate and accompanying Borrowing Base Deliverables, and (c) in respect of Bank Products, Rent Reserves and Hedge Agreements secured by the Collateral. Notwithstanding anything to the contrary in this Agreement, following the Closing Date, (i) unless an Event of Default is continuing, such Availability Reserves shall not be established or increased
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except upon not less than three (3) Business Days’ prior written notice to the Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established or increased (during which period (x) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Borrower and (y) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided that, during such three (3) Business Day period, the Borrower may not borrow in excess of the Borrowing Base after giving effect to such new or modified Availability Reserves. Notwithstanding anything to the contrary herein, (1) the amount of any such Availability Reserve shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve, (2) no Availability Reserves shall be duplicative of reserves already accounted for through eligibility criteria, and (3) no notice shall be required for changes in the amount of existing Availability Reserves resulting solely from mathematical calculations.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Bank Product Provider in connection with any of the Bank Products, including without limitation, Hedge Agreements.
“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Loan Party is obligated to reimburse to any Bank Product Provider as a result of such Bank Product Provider purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Loan Party pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.
“Bank Product Provider” means any Person that is a party to a Bank Product Agreement with or provides Bank Products to any Loan Party that entered into such Bank Product Agreement or provided such Bank Product while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time cease to be a Lender or an Affiliate of a Lender, as the case may be.
“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Bank Product Provider consisting of (a) Deposit Accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Bank Product Provider, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)) and debit card and credit card processing services or (d) Hedge Agreements.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day; (b) the sum of the Federal Funds Rate for such day plus one half of one percent (0.5%); and (c) Adjusted Term SOFR for a one month tenor in effect on such day plus one percent (1.00%); provided, however, if the Base Rate as determined pursuant to the foregoing shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.
“Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing.
“Base Rate Loan” means a Loan bearing interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).
“Benchmark Rate Borrowing” means, as to any Borrowing, the Benchmark Rate Loans comprising such Borrowing.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Rate Loan” means a Loan bearing interest based on the then existing Benchmark (initially, Adjusted Term SOFR).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:
(i)the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
~~(b) BSBY; or~~
~~(c)~~ the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a)~~,~~ or (b~~) or (c~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, (a) with respect to Daily Simple SOFR, 0.11448%, and (b) with respect to any other replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and accepted by the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(ii)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~provided that if the then-current Benchmark is BSBY, “Benchmark Replacement Date” shall mean the BSBY Replacement Date.~~
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(iv)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(v)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(vi)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative~~; or~~.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

~~(d) if the then current Benchmark is BSBY, the occurrence of a BSBY Transition Event.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocked Accounts” has the meaning set forth in Section 2.10.
“Bloomberg” means Bloomberg Index Services Limited.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.
“Borrower Materials” has the meaning set forth in Section 11.11(e).
“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type made by each of the Lenders pursuant to Section 2.1(a).
“Borrowing Base” means, as of any date, an amount equal to the sum of, without duplication:
(a)    [***] ([***]%) of the Borrower’s Eligible Accounts, plus
(b)    [***] ([***]%) of the product of (i) the Net Orderly Liquidation Value Percentage identified in the most recent Appraisal ordered and received by the Administrative Agent multiplied by (ii) the Borrower’s Eligible Inventory (valued at the lower of cost or market), minus
(c)    any Availability Reserves, minus
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d)    the Borrowing Base Adjustment Amount.
“Borrowing Base Adjustment Amount” means, as of any date of determination, an amount equal to the greater of (i) [***]% of the Line Cap (determined without giving effect to clause (d) of the definition of “Borrowing Base”) and (ii) $[***].
“Borrowing Base Certificate” means, as of any date of preparation, a certificate, substantially the form of Exhibit C, or in any other form agreed to in writing by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of the Borrower.
“Borrowing Base Reporting Deliverables” means, with respect to any Payment Date, the applicable Borrowing Base Certificate and other information and documentation with respect to the Borrowing Base required to be delivered with respect to such Payment Date pursuant to Sections 6.1(g) through (i).
“Borrowing Request” means a writing, substantially in the form of Exhibit D or another form approved by Administrative Agent, properly completed and signed by the Borrower, requesting a Borrowing.
~~“BSBY” means the Bloomberg Short-Term Bank Yield Index rate.~~
~~“BSBY Rate” means:~~
~~(a) for any Interest Period with respect to a BSBY Rate Loan, the rate per annum equal to the BSBY Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then BSBY Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; and~~
~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the BSBY Screen Rate with a term of one month commencing that day;~~
~~provided that if the BSBY Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than 0%, the BSBY Rate shall be deemed to be 0% for purposes of this Agreement.~~
~~“BSBY Rate Loan” means each Loan bearing interest based on the BSBY Rate.~~
~~“BSBY Replacement Date” has the meaning set forth in Section 3.3(b)(vi).~~
~~“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~
~~“BSBY Transition Event” means the occurrence of any of the events described in Section 3.3(b)(vi)(A) or (B).~~
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.
“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) direct interest bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year of the date of acquisition thereof; (b) demand, time deposits, money market deposit accounts, certificates of deposit of and federal funds sold by, commercial banks incorporated under the laws of the United States or any state thereof, subject to supervision and examination by federal or state banking or depository institution authorities, maturing within 270 days from the date of the acquisition thereof and having, at the time of a relevant Borrower’s investment, (i) a short term unsecured debt rating of “[***]” by S&P and (ii) capital and surplus in excess of $[***]; (c) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the acquisition thereof) of any corporation (other than the Ultimate Parent), incorporated under the laws of the United States or any state thereof, that, at the time of the investment therein, is rated in one (1) of the two (2) highest rating categories of S&P or Moody’s; (d) money market mutual funds, or any other mutual funds registered under the 1940 Act which invest only in other Cash Equivalents, having a rating, at the time of such investment, in the highest rating category by S&P; and (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the requirements in clause (b) above.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Loan Parties.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

issued in connection therewith or the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.
“Change of Control” means an event or series of events by which:
(vii)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Permitted Holders or a group that is controlled by a Permitted Holder that becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Equity Interests of Ultimate Parent entitled to vote for members of the board of directors or equivalent governing body of Ultimate Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(viii)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Ultimate Parent to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), other than, in each case, any such sale, lease, exchange or transfer to a Person or Group that is, prior to such, lease, exchange or transfer, an Affiliate of the Ultimate Parent and is Controlled by the Ultimate Parent;
(ix)Ultimate Parent shall cease to Control Parent, Holdings or the Borrower; or
(x)Holdings shall cease for any reason to have record and beneficial ownership of 100% of the Equity Interests of Borrower.
“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 11.10.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the regulations promulgated thereunder.
“Collateral” means, collectively, all of the Property of Borrower and the other Loan Parties in which Liens are granted and/or purported to be granted pursuant to the Security Documents to secure the Obligations or any part thereof, including, among other things, 100% of the Equity Interests in Borrower owned by Holdings or any other Person.
“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, freight forwarder agreement or similar acknowledgment of any lessor, warehouseman, processor,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

freight forwarder, carrier of Inventory or other Person in form and substance reasonably satisfactory to Administrative Agent.
“Collection Account” has the meaning set forth in Section 2.10; provided that, at any time the Borrower has only one Blocked Account in to which all Receipts are deposited and no separate collection or concentration account has been established, the term “Collection Account” shall refer to such Blocked Account.
“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to Borrower pursuant to Section 2.1(a) and (b) purchase participations in L/C Obligations and Protective Advances, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee” has the meaning set forth in Section 2.3(c).
“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender, or L/C Issuer by means of electronic communications pursuant to Section 11.11(d), including through the Platform.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Business Day”, “Interest Period” (or any similar or analogous definition), “U.S. Government Securities Business Day”, or the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 11.30.
“Credit Extension” means each of (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR Loan” means a Loan bearing interest based on Daily Simple SOFR.
“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

chattel paper or notes receivable sold by such Person; (i) any obligation under any so called “synthetic leases;” (j) any obligation arising with respect to any other transaction that is the functional equivalent of a borrowing of money entered into by such Person to finance its operations or capital requirements whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (k) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (m) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (n) all obligations of such Person in respect of Disqualified Equity Interests.
For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.
“Debtor Relief Laws” means the Bankruptcy Code, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.
“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.
“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) Adjusted Term SOFR for an interest period of one-month’s duration (or, solely with respect to Base Rate Loans, the Base Rate) plus (ii) the Applicable Margin applicable to a Term SOFR Loan (or, solely with respect to Base Rate Loans, a Base Rate Loan) plus (iii) two percent (2%) per annum; provided, however, that with respect to a Benchmark Rate Loan, the Default Interest Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 11.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to Administrative Agent, L/C Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent or L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.22(b)) upon delivery of written notice of such determination to Borrower and each Lender.
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“Disposition” means any sale, lease, sub-lease, license, transfer, assignment, conveyance, release, loss or other disposition, or the entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property, in any transaction or event or series of transactions or events (including pursuant to a division), and “Dispose” has the correlative meaning thereto.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Loan Party or any Subsidiary of a Loan Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Loan Party or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” shall mean, as of any date, any Person the Borrower identifies in writing as a “Disqualified Lender” by written notice delivered to the Administrative Agent prior to
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the Closing Date. The Borrower may from time to time, by written notice delivered to the Administrative Agent, update the list of Disqualified Lenders provided to the Administrative Agent prior to the Closing Date to (a) include identified Affiliates of Persons identified pursuant to the preceding sentence, (b) add competitors not previously identified on the list of Disqualified Lenders provided to the Administrative Agent prior to the Closing Date; provided that such updates pursuant to the foregoing clauses (a) and (b) shall (i) not become effective until the date that is two (2) Business Days following the Administrative Agent’s receipt of such written notice and (ii) not apply retroactively to disqualify parties that have previously acquired an assignment or participation interest in the Loans and the Commitments prior to such date or (c) remove one or more Persons as Disqualified Lenders (in which case such removed Person or Persons shall no longer constitute Disqualified Lenders).
“Document” shall have the meaning set forth in Article 9 of the UCC.
“Dollars” and “$” mean lawful money of the United States of America.
“DQ List” has the meaning set forth in Section 11.8(g).
“ECP Stockholder” means any of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and each of their respective Affiliates that owns any shares of the common stock of Ultimate Parent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Accounts” means, as of any date of determination thereof, all Accounts of the Borrower created in the ordinary course of business; provided that no Account shall be an Eligible Account if:
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a)    it does not comply in all material respects with all applicable Laws, rules, and regulations, including, without limitation, usury Laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors;
(b)    it has been outstanding for more than ninety (90) days past the original date of invoice or sixty (60) days after the original date payment is due;
(c)    (i) the goods giving rise to such Account have not been delivered to the Account Debtor or otherwise do not constitute a final sale or (ii) the services giving rise to it have not been performed for the Account Debtor;
(d)    it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;
(e)    (i) it arises from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes or (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent in its Permitted Discretion which has been sent to the Account Debtor;
(f)    it is not subject to a duly perfected, first priority Lien in favor of the Administrative Agent;
(g)    which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent;
(h)    it arises out of a contract with or order from, an Account Debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the Borrower to Administrative Agent in such Account (except to the extent such prohibition or restriction is ineffective under the UCC or other applicable Law);
(i)    it does not conform in any material respect (without duplication of any applicable materiality qualification) with a covenant or representation herein or in the other Loan Documents applicable to such Account;
(j)    it is owing by a creditor or supplier of the Borrower or any Subsidiary thereof, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance by such creditor or supplier (but ineligibility shall be limited to the amount thereof);
(k)    the Account Debtor is insolvent or the subject of any bankruptcy or insolvency proceeding, or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, sold all or substantially all of its assets, or suffered a receiver or trustee to be appointed for any of its assets or affairs; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(l)    it is evidenced by any promissory note, chattel paper or an instrument of any kind that has not been delivered to the Administrative Agent;
(m)    a default (other than in respect of late payment) exists under the Account by any party thereto;
(n)    it is owed by an Affiliate, employee, officer, director or shareholder of any Loan Party or any of their Subsidiaries;
(o)    it is owed in a currency other than Dollars;
(p)    the Account Debtor is organized or has its principal offices or assets outside the United States or its related territories or Canada;
(q)    the Account Debtor is a Sanctioned Person;
(r)    with respect to any Borrowing Base calculated for any period ending on or after April 30, 2023, more than [***] ([***]%) of the aggregate balances then outstanding on all Accounts owed by such Account Debtor and its Affiliates are unpaid for more than (i) sixty (60) days after the original date payment is due or (ii) ninety (90) days past the dates of their original invoices, no Accounts of such Account Debtor shall be Eligible Accounts;
(s)    it is owing by a Governmental Authority, unless the Account Debtor is the United States of America or any department, agency, or instrumentality thereof and the Account has been assigned to the Administrative Agent in compliance with the Federal Assignment of Claims Act of 1940 and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
(t)    it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;
(u)    (i) it is owing by a Tier One Account Debtor to the extent the aggregate amount of Accounts owing from such Tier One Account Debtor and its Affiliates to the Loan Parties exceeds [***] ([***]%) of the aggregate amount of all Eligible Accounts owed by all of the Loan Parties’ Account Debtors, (ii) it is owing by a Tier Two Account Debtor to the extent the aggregate amount of Accounts owing from such Tier Two Account Debtor and its Affiliates to the Loan Parties exceeds [***] ([***]%) of the aggregate amount of all Eligible Accounts owed by all of the Loan Parties’ Account Debtors, or (iii) it is owing by an Account Debtor (other than a Tier One Account Debtor or Tier Two Account Debtor) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds [***] ([***]%) of the aggregate amount of all Eligible Accounts owed by all of the Loan Parties’ Account Debtors (provided, however, that, in each case under this clause (u), if such aggregate exceeds such percentage of all Eligible Accounts, only such excess shall be ineligible);
(v)    any Loan Party has made any agreement with the Account Debtor for any reduction of such Account, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or it was partially paid and a Loan Party created a new receivable for the unpaid portion of such Account; or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(w)    any check or other instrument of payment with respect to such Account has been returned uncollected for any reason other than to the extent confirmed to be the result of human error.
In the event that an Account of the Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of the Borrower, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an account debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account. Whenever Inventory is returned by an Account Debtor, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.8(b)(iii)).
“Eligible Inventory” means, as of any applicable date of determination, all Inventory of the Borrower for which the Administrative Agent has received a reasonably satisfactory Appraisal conducted by an appraiser reasonably acceptable to the Administrative Agent; provided that Eligible Inventory shall not include any Inventory:
(a)    which is not subject to a first priority perfected Lien in favor of Administrative Agent;
(b)    which is subject to any Lien other than (i) a Lien in favor of Administrative Agent or (ii) a Permitted Lien which does not have priority over the Lien in favor of Administrative Agent;
(c)    which, Administrative Agent determines in its Permitted Discretion, (i) is not in saleable condition, (ii) is slow moving, obsolete and not acquired from a vendor on the Borrower’s approved vendor list, unmerchantable, defective, used, or unfit for sale or (iii) is unacceptable due to age, type, and/or category;
(d)    (i) with respect to which any covenant, representation or warranty contained herein or in any other Loan Document applicable to such Inventory has been breached or is not true in any material respect (without duplication of any applicable materiality qualification) or (ii) which (A) does not meet and comply in all material respects with all applicable Laws, rules, regulations and standards imposed by any Governmental Authority with respect to its manufacture, use, or sale, or (B) constitutes Hazardous Materials;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(e)    in which any Person other than the Borrower shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)    which (i) is not finished goods or (ii) constitutes work in process or raw materials, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill and hold or ship in place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;
(g)    which (i) is not located in the United States or its related territories, (ii) is in transit with a common carrier from vendors or suppliers or has not been released or cleared for sale by US Customs and Border Protection or other regulatory agencies or (iii) is otherwise in transit except between locations of the Loan Parties or any of their Affiliates; provided that, up to $[***] of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provisions of this clause (g) so long as, to the extent requested by Administrative Agent, Administrative Agent (or its designee or agent) shall have received (A) a true and correct copy of the bill of lading and other shipping documents for such Inventory or an acceptable agreement that has been executed by the Loan Parties’ applicable customs broker, in which such customs broker agrees that it holds any bill of lading or other shipping document as agent for the Administrative Agent, (B) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payable and otherwise covering such risks as the Administrative Agent may reasonably request and (C) from and after the date that is, with respect to any customers brokers, freight forwarders or carriers of Inventory utilized as of the Closing Date, ninety (90) days after the Closing Date, and (y) with respect to any other customers brokers, freight forwarders or carriers of Inventory initially engaged by the Borrower after the Closing Date, ninety (90) days after the initial establishment of the commercial relationship between the Borrower (or Manager) and such customs broker, freight forwarder or carrier, as applicable, a duly executed Collateral Access Agreement, in form and substance reasonably satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory, in each case to the extent applicable with respect to such Inventory and its method of shipment;
(h)    which is located in any location leased by any Loan Party or any of its Affiliates unless (i) (A) the lessor has delivered to Administrative Agent a Collateral Access Agreement or (B) a Rent Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by Administrative Agent in its Permitted Discretion in accordance with Section 6.16 and (ii) at least $[***] of Inventory of the Borrower is located at such location;
(i)    which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to Administrative Agent a Collateral Access Agreement or (ii) an appropriate Rent Reserve for rent, charges and other amounts due or to become due with respect to such location has been established by Administrative Agent in its Permitted Discretion in accordance with Section 6.16;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(j)    which is stored or held at a location that includes Inventory owned by any Subsidiary of Ultimate Parent that is not a Loan Party, unless such location shall be a warehouse that has a Warehouse Operating System and all Inventory stored or held in such warehouse shall be included in the Warehouse Operating System;
(k)    which is being processed offsite at a third party location or outside processor, or is in transit to or from such third party location or outside processor, unless (i) such processor or other third party has delivered to Administrative Agent a Collateral Access Agreement or (ii) an appropriate Rent Reserve has been established by Administrative Agent in its Permitted Discretion;
(l)    which is the subject of a consignment by the Borrower or any Subsidiary thereof as consignor;
(m)    which has been shipped or delivered to a customer or any other person on consignment, a sale-or-return basis, or on the basis of any similar understanding;
(n)    which is perishable;
(o)    which is subject to any intellectual property or other license or other arrangement that restricts any Loan Party’s or the Administrative Agent’s right to dispose of such Inventory, including any intellectual property rights licensed to a Loan Party unless the Administrative Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any licensing or contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to the sale of such Inventory under the then current terms of such licensing agreement;
(p)    which is not reflected in a current perpetual inventory report of the Borrower (unless such Inventory is reflected in a report to Administrative Agent as “in transit” Inventory);
(q)    for which reclamation rights have been asserted by the seller; or
(r)    which has been acquired from a Sanctioned Person.
In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.
“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Safe Drinking
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Water Act, 42 U.S.C. §300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Endangered Species Act, 16 U.S.C. §1531 et seq., the National Environmental Policy Act, 42 U.S.C. §4321 et seq., the Rivers and Harbors Appropriation Act of 1899, 33 U.S.C. §407, all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Loan Party, is under common control (within the meaning of Section 414(c) of the Code) with a Loan Party, or is otherwise considered a single employer with a Loan Party pursuant to Sections 414(m) or (o) of the Code, for purposes of the provisions relating to Section 412 of the Code or Section 303 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan, (c) the filing of a notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (d) the occurrence of an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (e) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, (f) the failure of any Loan Party or ERISA Affiliate to satisfy the minimum funding standard under Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived with respect to any Plan or Multiemployer Plan, or (g) receipt of notification that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in critical and declining status (within the meaning of Section 305 of ERISA or Section 432 of the Code.
“Erroneous Payment” has the meaning set forth in Section 10.15(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 10.15(d).
“Erroneous Payment Impacted Class” has the meaning set forth in Section 10.15(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 10.15(d).
“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 10.15(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 9.1.
“Excluded Deposit Account” means a zero-balance disbursement account through which disbursements are made and settled on a daily basis with no uninvested balance remaining overnight.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all Guarantees of such Loan Party’s Swap Obligations by Borrower or any other Loan Party) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Loan
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Loan Party in connection with Casualty Events.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided, however, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the separate fee letter dated as of March 10, 2023, between Borrower and Texas Capital Bank and any other fee letter among Borrower and Administrative Agent, Arranger and/or Texas Capital Bank concerning fees to be paid by Borrower in connection with this Agreement, including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent, Arranger and/or Texas Capital Bank may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fraudulent Transfer Laws” has the meaning set forth in Section 12.14.
“Fronting Exposure” means, at any time there is a Lender that is a Defaulting Lender, with respect to L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of the L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Account” has the meaning set forth in Section 4.1(q) and after the Closing Date shall refer to any Deposit Account designated by the Borrower to the Administrative Agent in writing as the “Funding Account”; provided that the “Funding Account” must at all times be a Deposit Account maintained with the Administrative Agent and subject to an Account Control Agreement.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb have a corresponding meaning.
“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement in the form of Exhibit G hereto.
“Guarantors” means, collectively, each Person who from time to time guarantees all or any part of the Obligations under (i) the Loan Documents by becoming a party to this Agreement pursuant to a Guarantor Joinder Agreement and (ii) any Bank Product Agreement to which a Loan Party (other than Borrower) is a party, Borrower, and “Guarantor” means any one of the Guarantors. For the avoidance of doubt, neither Ultimate Parent nor any of its Subsidiaries (other than Borrower and its Subsidiaries) shall constitute a “Guarantor” under the Loan Documents.
“Guaranty” means, collectively, the guaranty made by the Loan Parties party to this Agreement pursuant to Article 12 and each other written guaranty executed by one or more of the Guarantors in favor of Administrative Agent, for the benefit of the Secured Parties, in form and substance satisfactory to Administrative Agent.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, any petroleum and petroleum byproducts, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas), polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives, and mold.  “Hazardous Material” shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, element, compound or mixture which is: (i) asbestos and asbestos-containing materials; (ii) designated as a “pollutant” or “toxic pollutant” pursuant to the Federal Water Pollution Control Act (33 U.S.C. Paragraph 1251 et seq.); (iii) defined as a “solid or hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Paragraph 6901 et seq.); (iv) defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Paragraph 9601 et seq.); (v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); (vi) chemicals, elements, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable federal, state or local Environmental Laws; (vii) polychlorinated biphenyls; (viii) “pesticides” as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (ix) “contaminant” as defined in the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; (x) “extremely hazardous substances” as defined in the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; (xi) “hazardous materials” as defined in the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; (xii) “hazardous air pollutants” as defined in the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and (xiii) “oil” as defined in the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq. “Hazardous Materials” shall exclude all batteries that are complete and fit for use for their intended purpose.
“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Hedging Agreement” or “Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”), (c) any and all Master Agreements and any and all related confirmations and (d) any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Historical Financial Statements” has the meaning set forth in Section 4.1(r).
“Holdings” means Sunnova Inventory Supply Holdings, LLC, a Delaware limited liability company.
“Honor Date” has the meaning set forth in Section 2.2(c)(i).
“Increase Effective Date” has the meaning set forth in Section 2.12(c).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.2.
“Information” has the meaning set forth in Section 11.26.
“Initial Funding Date” means March 13, 2023.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Initial Interest Period” means the period from the Initial Funding Date to the last day of the calendar month that includes the Initial Funding Date.
“Initial Inventory Purchaser” means Parent and any other Affiliate of the Parent that purchases Inventory from a third-party vendor for purpose of selling or otherwise transferring such Inventory to the Borrower pursuant to the Master Intercompany Purchase Agreement.
“Initial Purchase Order” means a purchase order made by an Initial Inventory Purchaser together with each related purchase order confirmation.
“Intellectual Property” means all copyrights, copyrightable works, patents, patent applications, trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing, and other types of intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world, and registrations and applications for registration of any of the foregoing, and all documentation and embodiments of the foregoing, in whatever form, now owned or hereafter acquired.
“Interest Period” means (a) the Initial Interest Period and (b) after the conclusion of the Initial Interest Period, the period commencing on the first day of each calendar month and ending on the last day of each calendar month ending during the term of this Agreement.
“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.
“Inventory” has the meaning set forth in Chapter 9 of the UCC.
“Inventory Report” has the meaning set forth in Section 6.1(g).
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by L/C Issuer and Borrower (or any Subsidiary) or in favor of L/C Issuer and relating to such Letter of Credit.
“Junior Debt” means, with respect to the Loan Parties, any (a) Debt that is, or is required to be, contractually subordinated to the Obligations or that is secured by Liens that are junior to the Liens securing the Obligations, (b) unsecured Debt for borrowed money, and (c) Debt in respect of Disqualified Equity Interests.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by Borrower on the date when made or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Texas Capital Bank (or any of its successors or Affiliates) in its capacity as issuer of Letters of Credit hereunder, and any other Lender that has been approved pursuant to the terms of this Agreement to issue Letters of Credit.
“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Legal Expenses Limitation” (a) with respect to any obligation in any Loan Document of any Loan Party to pay or reimburse any legal fees or expenses of the Administrative Agent, that such obligation shall be limited to the documented out-of-pocket fees and expenses of one primary counsel, one local counsel for each relevant jurisdiction as may be necessary in the reasonable judgment of the Administrative Agent, and one specialty counsel acting in each reasonably necessary specialty area as determined in the reasonable judgment of the Administrative Agent and (b) with respect to any obligation in any Loan Document of any Loan Party to pay or reimburse any legal fees or expenses of the Lenders or any other Indemnitee (other than the Administrative Agent acting in its capacity as such), that such obligation shall be limited to the documented out-of-pocket fees and expenses of one primary counsel and one local counsel for each relevant jurisdiction for all such Persons as a whole; provided, that if such legal counsel determines in good faith that representing all such Persons would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to one such Person that is not available to all such Persons, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each group of affected similarly situated Persons shall be entitled to separate representation by legal counsel selected by such group of similarly situated Persons.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto, and shall include L/C Issuer, and their respective successors and assigns permitted hereunder, as the context may require.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date for the Revolving Credit Facility.
“Letter of Credit Fee” has the meaning set forth in Section 2.3(b).
“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $0 and (b) the aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.
“Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, Tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.
“Line Cap” means, as of any date of determination, the lesser of (a) the aggregate amount of the Commitments of the Lenders on such date and (b) the Borrowing Base in effect on such date.
“Liquidity Event” means the failure of Parent and its Subsidiaries (other than the Loan Parties) to have less than $[***] in Qualifying Liquidity.
“Liquidity Reserve Account” means the Deposit Account of the Borrower maintained with Texas Capital Bank as account number [***] and any successor account thereto.
“Liquidity Reserve Account Balance” means, at any time of determination, the amount on deposit or credited to the Liquidity Reserve Account.
“Liquidity Reserve Account Shortfall” means, at any time of determination, the positive amount, if any, by which the Required Liquidity Reserve Account Balance exceeds the Liquidity Reserve Account Balance at such time.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Liquidity Reserve Account Surplus” means, at any time of determination, the positive amount, if any, by which the Liquidity Reserve Account Balance exceeds the Required Liquidity Reserve Account Balance at such time.
“Loan” means a loan or advance made by the Lenders pursuant to this Agreement, including Revolving Credit Loans and Protective Advances.
“Loan Documents” means this Agreement, each Guaranty, the Security Documents, the Notes, the Issuer Documents, each Fee Letter, the Performance Guaranty, and all other promissory notes, security agreements, intercreditor agreements, mortgages, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.
“Loan Party” means Borrower and each Guarantor.
“Lockbox Agreement” has the meaning set forth in Section 2.10.
“Management Services Agreement” shall mean the Management Services Agreement, dated as of the Closing Date, between the Borrower and the Manager, as in effect on the Closing Date and thereafter as amended, restated, modified or supplemented from time to time to the extent permitted under Section 7.15.
“Manager” means Sunnova Management, LLC, a Delaware limited liability company.
“Manager Fee” shall have the meaning set forth in Section 2.1(b) of the Management Services Agreement.
“Master Intercompany Purchase Agreement” means that certain Master Purchase Agreement, dated as of the Closing Date, among the Borrower, Parent and any other Subsidiary of Parent that accedes thereto, as amended or otherwise modified from time to time to the extent permitted under Section 7.15.
“Material Adverse Effect” means any act, event, condition, or circumstance having a material and adverse effect on (a) the operations, business, Properties, liabilities (actual or contingent), or financial condition of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower or Borrower and its Subsidiaries, taken as a whole, to perform its respective obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any other Secured Party under any Loan Document.
“Material Agreement” means (a) any contract or agreement (excluding any invoice evidencing the existence of an Account) of any Loan Party (i) involving a monetary liability of or payable to any Loan Party in an aggregate amount in excess of $[***] in any twelve-month period or (ii) the failure to renew, the breach, non-performance, or cancellation of which could reasonably be expected to have a Material Adverse Effect, (b) the Master Intercompany Purchase Agreement, (c) the Subordinated Intercompany Note and (d) the Management Services Agreement.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Material Parent Credit Facility” means any credit facility (together with any replacement thereof) of Ultimate Parent or any of its Subsidiaries (other than the Loan Parties) that has a commitment of $[***] or more that the termination of such credit facility or of the commitments thereunder could individually be expected to result in a Liquidity Event (determined for purposes of this definition without giving effect to clause (b) of the definition of “Qualifying Liquidity”).
“Maturity Date” means, as of any date of determination, the earliest of (a) the Scheduled Maturity Date, (b) the date that is 180 days prior to scheduled maturity date of the then existing Material Parent Credit Facility that has the latest scheduled maturity date of all Material Parent Credit Facilities, (c) any date on which the Ultimate Parent ceases to have at least one Material Parent Credit Facility effective or available, or (d) such earlier date on which the Commitment of each Lender terminates as provided in this Agreement; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable New York Law (or applicable United States federal Law to the extent that such Law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under New York Law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the time that a Defaulting Lender exists, an amount equal to [***]% of the Fronting Exposure of L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.6(a)(i), (a)(ii) or (a)(iii), an amount equal to [***]% of the Outstanding Amount of all L/C Obligations.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise, with respect to a Loan Party or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party, or any Extraordinary Receipt (other than in respect of a Casualty Event) received or paid to the account of any Loan Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), over (ii)
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the sum of (A) the principal amount of any Debt that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Debt under the Loan Documents) and any reserves for adjustment in respect of the price relating to a Disposition, established in accordance with GAAP, (B) the reasonable out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction including legal, accounting, investment banking and other professional fees directly related thereto and (C) Taxes paid or reasonably estimated to be payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax sharing arrangement); provided that, if (1) reserves established pursuant to subclause (A) exceed the actual purchase price adjustment required to be paid in connection with such transactions, or (2) the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, in each case, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to any Casualty Event, an amount equal to: (a) any cash payments or proceeds received by any Loan Party (i) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of any Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b)  any actual and reasonable costs incurred by such Loan Party in connection with the adjustment or settlement of any claims of such Loan Party in respect thereof.
“Net Orderly Liquidation Value Percentage” means, with respect to Inventory of any Person, the orderly liquidation value thereof, expressed as a percentage, as determined in a manner acceptable to the Administrative Agent pursuant to the most recent Appraisal ordered, received and relied upon by the Administrative Agent pursuant to Section 6.6(c) and conducted by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.10 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit E.
“Obligations” means all obligations, indebtedness, and liabilities of Borrower and each other Loan Party to Administrative Agent, L/C Issuer, each Lender and each other Secured Party now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, any Bank Product Agreements or the other Loan Documents, and all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding), and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof and Erroneous Payment Subrogation
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Rights; provided that, as to any Loan Party, the “Obligations” shall exclude any Excluded Swap Obligations of such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Guaranties” has the meaning set forth in Section 12.11.
“Other Guarantors” has the meaning set forth in Section 12.11.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).
“Outstanding Amount” means (a) with respect to the Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
“Overadvance” has the meaning set forth in Section 2.8(c).
“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans and L/C Obligations, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to Administrative Agent of a cash deposit, or at the discretion of Administrative Agent a backup standby letter of credit satisfactory to Administrative Agent and L/C Issuer, in an amount equal to [***]% of the outstanding L/C Obligations as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees owing under the Loan Documents, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than contingent obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of all Bank Product Agreements with all
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

amounts then due and payable thereunder having been paid in full in cash or entering into other arrangements satisfactory to the Secured Parties counterparty thereto.
“Parent” means Sunnova Energy Corporation, a Delaware corporation.
“Participant” means any Person (other than (a) a natural Person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, (c) a Defaulting Lender, (d) a Disqualified Lender, or (e) Borrower or any of Borrower’s Affiliates or Subsidiaries or any other Loan Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).
“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“Payment Date” means (a) the ~~eighteenth (18th) day~~Thursday of each calendar ~~month~~week (commencing with ~~April 18~~May 16, ~~2023~~2024) and (b) the Maturity Date; provided, however, that if the ~~eighteenth (18th) day~~Thursday of any calendar ~~month~~week is not a Business Day, the Payment Date for such ~~month~~week shall be the next succeeding Business Day.
“Payment Recipient” has the meaning assigned to it in Section 10.15(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Performance Guaranty” means that certain Performance Guaranty, dated as of the Closing Date, by the Parent, in favor of Administrative Agent for the benefit of the Secured Parties.
“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.
“Permitted Holders” means collectively, the ECP Stockholders and the Quantum Stockholders.
“Permitted Liens” means those Liens permitted by Section 7.2.
“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Plan” means any employee pension benefit plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, between Holdings and Administrative Agent.
“Prime Rate” means the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. Prime Rate”.
“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 11.11.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including Equity Interests and contract rights.
“Protective Advance” has the meaning set forth in Section 2.9(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 11.11(e).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 11.30.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $[***] or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Liquidity” means, at any time of determination, the sum of (a) the aggregate undrawn and available commitments under committed financing facilities of Parent and its
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Subsidiaries (other than the Loan Parties) at such time and (b) the aggregate amount of Unrestricted Cash of the Parent and its Subsidiaries (other than the Loan Parties) at such time.
“Quantum Stockholders” means QSIP LP and each of its Affiliates that owns any shares of the common stock of Ultimate Parent.
“Receipts” has the meaning set forth in Section 2.11(a).
“Recipient” means Administrative Agent, L/C Issuer, or any Lender, as applicable.
“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time.
“Related Indebtedness” means any and all indebtedness paid or payable by Borrower or any other Loan Party to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Release Date” means the last to occur of the dates on which Liens securing the Obligations may be released pursuant to Section 10.9(a)(i)(A).
“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“Rent Reserve” means, with respect to any facility, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, all rent, charges and fees scheduled or customarily falling due for payment during a three (3) month period at such facility, warehouse distribution center, regional distribution center or depot where any Inventory is stored or located, and (b) in the case of any other
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

location, an amount determined by Administrative Agent in its Permitted Discretion in respect of liabilities owed to the applicable consignee, bailee, processor or warehouseman.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043 of ERISA that it be notified within thirty (30) days of the occurrence of such event.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than [***]% of the Revolving Credit Exposures of all Lenders; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.
“Required Liquidity Reserve Account Balance” means, as of any date of determination, an amount equal to [***]% of the outstanding Revolving Credit Exposure at such time.
“Resignation Effective Date” has the meaning set forth in Section 10.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any corporation, limited liability company or partnership, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Loan Documents on behalf of such corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of any Loan Party and (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or on account of any return of capital to any Loan Party’s stockholders, partners or members (or the equivalent Person thereof).
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount of its Revolving Credit Loans and such Lender’s participation in L/C Obligations and Protective Advances at such time.
“Revolving Credit Facility” means the revolving credit facility provided for and governed by this Agreement.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Revolving Credit Loan” has the meaning set forth in Section 2.1(a).
“Revolving Facility Increase” has the meaning set forth in Section 2.12(a).
“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.
“S&P” means S&P Global Ratings, a S&P Global Inc. business and any successor thereto that is a nationally-recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority in which (a) any Loan Party or any of their Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayment of the Obligations will be derived.
“Scheduled Maturity Date” means March 10, 2026.
~~“Scheduled Unavailability Date” has the meaning set forth in Section 3.3(b)(vi).~~
“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.
“Secured Parties” means the collective reference to Administrative Agent, each Lender, L/C Issuer, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.
“Securities Account” shall have the meaning set forth in Article 8 of the UCC.
“Security Agreement” means that certain Pledge and Security Agreement, dated as of the Closing Date, among the Loan Parties and Administrative Agent.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Security Documents” means each and every security agreement, pledge agreement (including the Security Agreement and the Pledge Agreement), mortgage, deed of trust, Account Control Agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.
“Settlement Date” means (a) the Initial Funding Date and (b) each Payment Date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.
“Specified Event of Default” means an Event of Default under Sections 9.1(a), (e) or (f).
“Subordinated Intercompany Note” means, collectively (a) that certain Subordinated Intercompany Note, dated as of the Closing Date by the Borrower in favor of Parent and (b) each other Subordinated Intercompany Note in form and substance substantially similar to the note described in clause (a) above and otherwise reasonably satisfactory to Administrative Agent, each as amended or otherwise modified from time to time to the extent permitted under Section 7.15.
“Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, by and among Borrower, Parent, any other party who Borrower or any other Loan Party has acceded thereto upon the issuance of a Subordinated Intercompany Note from time to time and Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
“Supported QFC” has the meaning set forth in Section 11.30.
“Sureties” has the meaning set forth in Section 12.3(b).
“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Tax Return” means any return (including any information report), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of any Tax.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means:
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, a “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, a “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation, a percentage per annum equal to 0.10%.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Texas Capital Bank” means Texas Capital Bank and its successors and assigns.
“Tier One Account Debtor” means Windmar PV Energy, Inc., Windmar Home Florida, Inc. and Power Solar, LLC.
“Tier Two Account Debtor” means Infinity Energy, Inc.
“Trade Date” has the meaning set forth in Section 11.8(g).
“Transactions” means, collectively, the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the effectiveness of the Master Intercompany Purchase Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the payment of all fees and expenses payable in connection with the foregoing.
“Type” means, with respect to a Loan, refers to whether such Loan is a Base Rate Loan or a Term SOFR Loan, and, with respect to a Borrowing, refers to whether such Borrowing is a Base Rate Borrowing or a Term SOFR Borrowing.
“UCC” means Chapters 1 through 11 of the Texas Business and Commerce Code as in effect from time to time or the Uniform Commercial Code of any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ultimate Parent” means Sunnova Energy International, a Delaware corporation.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“Unreimbursed Amount” has the meaning set forth in Section 2.2(c)(i).
“Unrestricted Cash” means cash or Cash Equivalents of the Parent and its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Parent and its Subsidiaries.
“U.S.” or “United States” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.30.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).
“Utilization” means, as of any date, the amount, expressed as a percentage, determined by dividing (a) the Revolving Credit Exposure of all Lenders on such date by (b) the Commitments of the Lenders on such date.
“Warehouse Operating System” means, with respect to any warehouse, an electronic inventory reporting system maintained by a third party operator that records the warehouse location, serial number, SKU or other identifier of inventory at such warehouse and the owner thereof.
“Withholding Agent” means each of the Loan Parties and Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Accounting Matters.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 5.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.3    ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable Law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrower or the Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.
Section 1.4    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.5    Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.
Section 1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).
Section 1.7    Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.
Section 1.8    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.9    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including the selection of such rate and any related spread or other adjustment or whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

adverse to the Loan Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.10    Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.11    Manager. Unless otherwise specified, all references herein to the Borrower and/or any other Loan Parties taking any affirmative action or providing reports or notices shall be performed by the Manager, as the agent of the Borrower and/or such other Loan Parties pursuant to the Management Services Agreement, provided that such delegation shall not limit Borrower’s or any other Loan Party’s obligation to comply with such provision or for any liability or Default that may arise from the failure to perform or comply with such obligation under this Agreement or the other Loan Documents and if any action taken by the Manager for or on behalf of any Loan Party during the term of this Agreement would constitute a breach of any covenant set forth in this Agreement if such action were taken directly by such Loan Party, then such breach shall, subject to applicable grace periods, constitute a Default or Event of Default hereunder, as applicable. In addition, the representations and warranties made by the Loan Parties in Sections 5.1 (Entity Existence), 5.4 (Operation of Business), 5.15 (Compliance with Laws), 5.16 (Inventory), 5.18 (Environmental Matters), 5.20 (Anti-Corruption Laws; Sanctions; Etc.), 5.21 (PATRIOT Act) and 5.24 (Labor Matters) shall be deemed to apply to, and to be made with respect to, the Manager. With respect to any representations and warranties, covenants, Defaults or Events of Default under any Loan Document qualified by knowledge of any Loan Party, the knowledge of the Manager shall be deemed to constitute knowledge of any applicable Loan Party.
ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.1    The Loans.
(a)    Revolving Credit Borrowings. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time from the Closing Date until the Maturity Date in an aggregate principal amount for such Lender at any time outstanding up to but not exceeding the amount of such Lender’s Commitment, provided that the Lenders shall have no obligation to make any Revolving Credit Loan if the Revolving Credit Exposure of all Lenders after giving effect to such Revolving Credit Loan would exceed the Line Cap. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b)    Borrowing Procedure. Each Borrowing shall occur only on a Settlement Date and shall be made upon Borrower’s irrevocable notice to Administrative Agent pursuant to an appropriately completed Borrowing Request signed by a Responsible Officer of Borrower. Notwithstanding anything to the contrary herein, Borrower shall not be permitted to make more than one (1) Borrowing Request in any calendar ~~month~~week. Unless Administrative Agent otherwise agrees in its sole discretion, each Borrowing shall be in a principal amount of not less than $[***] or a whole multiple of $[***] in excess thereof; provided that a Borrowing not complying with the foregoing may be in an amount equal to Availability immediately prior to such Borrowing. Each Borrowing Request shall specify (x) the requested date of the Borrowing (which, unless Administrative Agent shall otherwise agree in its sole discretion, shall be a Settlement Date) and (y) the principal amount of Borrowings to be borrowed. Notwithstanding anything herein to the contrary, subject to the availability thereof and Sections 3.2 and 3.3, all Borrowings shall, unless otherwise elected by the Borrower, be made as Term SOFR Borrowings.
(c)    Funding. No later than the following Business Day following Administrative Agent’s receipt of a Borrowing Request and all related Borrowing Base Reporting Deliverables, Administrative Agent shall notify each Lender of the applicable Settlement Date and the amount of its Applicable Percentage of the applicable Borrowing to be funded on such Settlement Date. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. on the applicable Settlement Date. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), Administrative Agent shall disburse all funds so received by Administrative Agent in accordance with the immediately succeeding sentence. On the applicable Settlement Date the proceeds of such Borrowing, first, shall be applied to discharge any of Borrower’s obligations under clauses first through ninth under Section 2.4(d) to the extent funds in the Collection Account applied in accordance with such Section 2.4(d) were insufficient to discharge such obligations, and second, shall be made available to Borrower by crediting the Funding Account with the remaining amount of such funds.
(d)    Notifications. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Term SOFR Borrowings upon determination of such interest rate.
Section 2.2    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B)  Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Revolving Credit Exposure of all Lenders shall not exceed the aggregate amount of the Commitments of the Lenders, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

period from the Closing Date until the Letter of Credit Expiration Date, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    L/C Issuer shall not issue any Letter of Credit, if:
(A)    the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date.
(iii)    L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain L/C Issuer from issuing the Letter of Credit, or any Law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Issuer shall prohibit, or request that L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by Administrative Agent and L/C Issuer, the Letter of Credit is in an initial stated amount less than $[***];
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    any Lender is at that time a Defaulting Lender, unless L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 11.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(F)    the conditions set forth in Section 4.2 with respect to such issuance are not satisfied; or
(G)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    L/C Issuer shall not amend any Letter of Credit if L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v)    L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article 10 with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 10 included L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by L/C Issuer, by personal delivery or by any other means acceptable to L/C Issuer. Such Letter of Credit Application must be received by L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as L/C Issuer may require. Additionally, Borrower shall furnish to L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as L/C Issuer or Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, L/C Issuer will provide Administrative Agent with a copy thereof. Unless L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

purchase from L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, subject to the amount of Availability and the conditions set forth in Section 4.2. Any notice given by L/C Issuer or Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of L/C Issuer at Administrative Agent’s Principal Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan (or, if the conditions set forth in Section 4.2 are not satisfied, an L/C Borrowing as further described in clause (iii) below) to Borrower in such amount. Administrative Agent shall remit the funds so received to L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Interest Rate. In such event, each Lender’s payment to Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.
(iv)    Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against L/C Issuer, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans (but not its obligation to fund its Applicable Percentage of L/C Advances) pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 4.2. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse L/C Issuer for the amount of any payment made by L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to Administrative Agent for the account of L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), then, without limiting the other provisions of this Agreement, L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.2(c), if Administrative Agent receives for the account of L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Administrative Agent.
(ii)    If any payment received by Administrative Agent for the account of L/C Issuer pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 11.24 (including pursuant to any settlement entered into by L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of Borrower to reimburse L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by L/C Issuer of any requirement that exists for L/C Issuer’s protection and not the protection of Borrower or any waiver by L/C Issuer which does not in fact materially prejudice Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)    any payment by L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

taken or omitted in the absence of gross negligence or willful misconduct on the part of such Person as found in a final and non-appealable decision of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of, and none of L/C Issuer, Administrative Agent, or any Lender or any of their respective Related Parties shall have any liability for, the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against L/C Issuer, and L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were directly caused by L/C Issuer’s willful misconduct or gross negligence or L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit as found in a final and non-appealable decision of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, L/C Issuer shall not be responsible to Borrower for, and L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or other Issuer Document chooses such Law or practice.
(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit, at the rate per annum separately agreed between Borrower and L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears. Such fronting fee shall be due and payable on ~~each Payment Date occurring in January, April, July and October~~the first Business Day of each calendar month, commencing with the earlier of (i) May 1, 2024 or (y) the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, Borrower shall pay directly to L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
Section 2.3    Fees.
(a)    Fees. Borrower agrees to pay to Administrative Agent and Arranger, for the account of Administrative Agent, Arranger and each Lender, as applicable, fees, in the amounts and on the dates set forth in the Fee Letter.
(b)    Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance, subject to Section 11.22, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Margin for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Letter of Credit Fees for each standby Letter of Credit shall be (i) due and payable in arrears on the first Business Day of each ~~Payment Date~~calendar month, commencing with the earlier of (x) May 1, 2024 or (y) the first such date to occur after the issuance or renewal of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a monthly basis in arrears. Notwithstanding anything to the contrary contained herein while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Interest Rate.
(c)    Commitment Fees. Borrower agrees to pay to Administrative Agent for the account of each Lender in accordance, subject to Section 11.22, with its Applicable Percentage a commitment fee (“Commitment Fees”) on the daily average unused amount of the Commitment of such Lender for the period from and including the date of this Agreement to and including the Maturity Date for the Revolving Credit Facility (including at any time during which one or more of the conditions in Article 4 is not met), at a rate equal to [***]% per annum. For the purpose of calculating the Commitment Fees hereunder, the Commitment of each Lender shall be deemed utilized by the amount of all outstanding Revolving Credit Loans and L/C Obligations owing to such Lender whether directly or by participation, but excluding, for the avoidance of doubt, the amount of any outstanding Protective Advance. Accrued Commitment Fees shall be payable monthly in arrears on the first ~~day~~Business Day of each calendar month ~~ending~~, commencing with May 1, 2024 and for each calendar month thereafter during the term of this Agreement ~~(commencing with the first full calendar month ending after the Closing Date)~~, and on the Maturity Date for the Revolving Credit Facility.
Section 2.4    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent or L/C Issuer or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all Taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest required under the Loan Documents shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

The Borrower hereby irrevocably authorizes Administrative Agent to (i) charge any account of Borrower maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder and (ii) apply amounts credited to the Collection Account and/or Liquidity Reserve Account to the payment of principal, interest and fees to the extent not otherwise paid by Borrower as such amounts become due hereunder, including to the payment of interest on ~~each Payment Date~~its due date.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender that such Lender will not make available to Administrative Agent such Lender’s share of a Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the applicable Borrowing. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.
(c)    Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of L/C Issuer or the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to L/C Issuer or the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of L/C Issuer and the applicable Lenders, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to L/C Issuer or such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Cash Dominion. On each Payment Date, unless an Event of Default shall have occurred and is continuing and Administrative Agent or the Required Lenders shall have elected to have the provisions of Section 9.3 apply, all funds credited to the Collection Account together with any Liquidity Reserve Account Surplus shall be applied by Administrative Agent to the Obligations on such Payment Date (or if an Event of Default shall have occurred and is continuing, on any date or dates selected by Administrative Agent in its sole discretion and whether or not such Obligations shall have, by their terms, matured) as follows:
(i)    first (Protective Advances), to prepay any Protective Advances that may be outstanding and all accrued and unpaid interest thereon;
(ii)    second (Fees), first, ratably to the payment of ~~(i)~~ fees payable in accordance with the Fee Letter~~, (ii) the Commitment Fees, (iii) the Letter of Credit Fees, if any and (iv) any fees due and payable under Section 2.2(h) (if any)~~  and second, to the payment of ~~out-of-pocket~~out-of-
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

pocket expenses and indemnities of the Administrative Agent incurred and not reimbursed in connection with its obligations and duties under this Agreement or any other Loan Document;
~~third (Interest), to the payment of all interest due and payable on such Payment Date (allocated among the Lenders based on their Applicable Percentage) until paid in full;~~
(iii)    ~~(iv) fourth~~third (Overadvance), if an Overadvance exists, to prepay outstanding Loans and/or to Cash Collateralize Letters of Credit, in an amount equal to the amount necessary to eliminate such Overadvance;
~~((v) fifth~~fourth (All Other Obligations), to the ratable payment of all other Obligations that are past due and/or payable on such date;
(v)    ~~(vi) sixth~~fifth (Reserves), if there exists a Liquidity Reserve Account Shortfall, to the Liquidity Reserve Account until the amount on deposit in the Liquidity Reserve Account shall equal the Required Liquidity Reserve Account Balance;
(vi)    ~~(vii) seventh~~sixth (Bank Product Obligations), to the payment to each Bank Product Provider under each Bank Product Agreement, the payment of all amounts which are due and payable by any Loan Party to such Bank Product Provider on such date (other than fees, expenses, any Hedge Termination Value payment, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Bank Product Agreement (net of all amounts which are due and payable by such Bank Product Provider to such Loan Party on such date pursuant to the terms of such Bank Product Agreement), in each case to the extent the Administrative Agent has been notified of such amounts in writing not less than five (5) Business Days prior to the applicable Payment Date;
(vii)    ~~(viii) eighth~~seventh (Hedge Termination Value and Other Payments), to the Administrative Agent for the account of the Bank Product Provider under each Bank Product Agreement, all Hedge Termination Value payments then due and payable, together with and all fees, expenses, indemnification payments, tax payments or other amounts (to the extent not previously paid hereunder) which are due and payable by any Loan Party to such Bank Product Provider on such date, pursuant to the terms of the applicable Bank Product Agreement, in each case to the extent the Administrative Agent has been notified of such amounts in writing not less than five (5) Business Days prior to the applicable Payment Date;
(viii)    ~~(ix) ninth~~eighth (Manager Payments), to the Manager for payment of all fees and expenses due and payable under the Management Services Agreement (including in respect of indemnification payments, tax payments or other similar amounts);
(ix)    ~~(x) tenth~~ninth (Remainder), all Collections remaining in the Collection Account after giving effect to the preceding applications in this Section 2.4(d), to the Funding Account for disbursement in accordance with Borrower’s direction;
provided, however, Administrative Agent need not apply or give credit for any item included in such sums until one Business Day after the final collection thereof; provided, further, however, that Administrative Agent’s failure to so apply any such sums shall not be a waiver of Administrative Agent’s right to so apply such sums or any other sums at any time.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(e)    Payment of Interest and Fees. On the first Business Day of each calendar month, unless an Event of Default shall have occurred and is continuing and Administrative Agent or the Required Lenders shall have elected to have the provisions of Section 9.3 apply, the Borrower shall pay all then accrued (i) Commitment Fees, (ii) Letter of Credit Fees, (iii) interest due and payable and (iv) any other fees due and payable under Sections 2.2(h), 2.3(b), 2.3(c) or 2.7(e) (if any); provided that if an Event of Default shall have occurred and is continuing, such amounts shall be paid on any date or dates selected by Administrative Agent in its sole discretion and whether or not such Obligations shall have, by their terms, matured.
(f)    ~~(e)~~ Unless the Administrative Agent determines otherwise in its sole discretion (including, without limitation, by issuing a Loan hereunder after notifying the Borrower and the Lenders, as applicable, to make any payments described in clauses (d) and (e) of this Section 2.4 to the extent there is sufficient Availability after giving effect to such Loan), the payments described in ~~the immediately preceding sentence~~clauses (d) and (e) of this Section 2.4 shall be made first out of funds credited to the Collection Account and second out of funds credited to the Liquidity Reserve Account (up to the amount of any Liquidity Reserve Account Surplus). Notwithstanding anything herein to the contrary, to the extent any funds credited to the Collection Account constitute Net Cash Proceeds from the incurrence of any Debt not permitted by Section 7.1, the application of such Net Cash Proceeds shall be subject to Section 2.8(d).
Section 2.5    Evidence of Debt.
(a)    The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The Credit Extensions made by L/C Issuer shall be evidenced by one or more accounts or records maintained by L/C Issuer and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent, L/C Issuer, and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by L/C Issuer or any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
Section 2.6    Cash Collateral.
(a)    Certain Credit Support Events. If (i) L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) Borrower shall be required to provide Cash Collateral pursuant to Section 2.8(c) or Section 9.2, or (iv) there shall exist a Lender that is a Defaulting Lender, Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by Administrative Agent or L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 11.22(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, L/C Issuer and Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral and each Deposit Account in which such Cash Collateral is deposited, and all other Property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing (including all interest accruing thereon, if any), all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.6(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent or L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing Deposit Accounts at Texas Capital Bank. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.6 or Sections 2.2, 2.8(c), 9.2 or 11.22 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto, including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.8(b)(vii)) or (ii) the determination by Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.7    Interest; Payment Terms.
(a)    Revolving Credit Loans – Payment of Principal and Interest; Revolving Nature. The unpaid principal amount of all Revolving Credit Loans shall, subject to the following sentence and Section 2.7(e), bear interest at the applicable Interest Rate for each Interest Period. If at any time such rate of interest would exceed the Maximum Rate but for the provisions hereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Revolving Credit Loans shall be payable on the first Business Day of each ~~Payment Date~~calendar month and on the Maturity Date for the Revolving Credit Facility, provided that interest accruing at the Default Interest Rate pursuant to Section 2.7(e) shall be payable on demand and following any such demand the Administrative Agent shall be entitled to cause such amount to be paid from funds on deposit in the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Collection Account. The then Outstanding Amount of the Revolving Credit Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Lenders less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Revolving Credit Notes from time to time by Lenders or otherwise noted in Lenders’ and/or Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
(b)    Computation Period. Interest on the Loans and all other amounts payable by Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate or to the extent such Loan bears interest based upon the Base Rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
(d)    Partial or Incomplete Payments. Subject to Section 9.3, if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, Protective Advances, L/C Borrowings, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay principal and interest in respect of Protective Advances, (ii) second, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (iii) third, to pay principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or L/C Borrowings, as applicable, then due to such parties. The immediately preceding sentence shall not apply to payments made from funds credited to the Collection Account or the Liquidity Reserve Account, as applicable, in accordance with Section 2.4(d). Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default to the extent provided in Section 9.1(a).
(e)    Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) if a Specified Event of Default shall have occurred and is continuing, then immediately and automatically and without any further action or (ii) if an Event of Default (other than a Specified Event of Default) is continuing, then upon the election of the Required Lenders and notice to Borrower, in the case of both clause (i) and clause (ii), (A) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate and (B) interest shall accrue on all other outstanding Obligations at the Default Interest Rate, and, in each case, such accrued interest shall be immediately due and payable. All such interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.
(f)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time without the consent of any Lender and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.8    Voluntary Termination or Reduction of Commitments; Prepayments.
(a)    Voluntary Termination or Reduction of Commitments. Borrower may, upon written notice to Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $[***] or any whole multiple of $[***] in excess thereof, (iii) Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Lenders would exceed the aggregate amount of the Commitments of the Lenders, and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify Lenders of any such notice of termination or reduction of Commitments. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
(b)    Voluntary Prepayments. Subject to the conditions set forth below, Borrower shall have the right, at any time and from time to time upon at least three (3) Business Days’ prior written notice to Administrative Agent, to prepay the principal of the Revolving Credit Loans in full or in part.
(c)    Mandatory Prepayment of Overadvance. If at any time the Revolving Credit Exposure of the Lenders exceeds the Line Cap then in effect (an “Overadvance”), then Borrower shall immediately prepay the entire amount of such excess to Administrative Agent, for the ratable account of the Lenders, and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that, if the Borrower does not cure such Overadvance within one (1) Business Day, the Administrative Agent shall apply funds in the Collection Account at such time to cure such Overadvance on the next Business Day and if the Administrative Agent or the Borrower is able to so cure such Overadvance within one (1) Business Day of the occurrence thereof, the occurrence of such Overadvance shall not constitute an Event of Default. Each prepayment required by this Section 2.8(c) shall be applied, first, to any Base Rate Borrowings then outstanding, and, second, to any Term SOFR Borrowings then outstanding, and if more than one (1) Term
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SOFR Borrowing is then outstanding, to such Term SOFR Borrowings in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.
(d)    Mandatory Prepayments.
(i)    Upon any Change of Control, (A) Borrower shall prepay all Obligations within one (1) Business Day of the occurrence of such Change of Control and (B) the Commitments shall automatically be deemed to be $0 without any further action by the Administrative Agent or the Lenders.
(ii)    If a Liquidity Event has occurred and has continued for thirty (30) consecutive days then (A) on the following Business Day the Borrower shall prepay all Obligations and (B) the Commitments shall automatically be deemed to be $0 without any further action by the Administrative Agent or the Lenders.
(iii)    If any Loan Party Disposes of any Property (other than any Disposition of any Property permitted by Section 7.8(a) through (h)) which results in the realization by such Person of Net Cash Proceeds, Borrower shall deposit [***]% of such Net Cash Proceeds into the Collection Account within one (1) Business Day of receipt thereof by such Person; provided, however, that the first $[***] of such Net Cash Proceeds received in any fiscal year shall not be subject to the requirements set forth in this Section 2.8(d)(iii).
(iv)    Concurrently with the incurrence or issuance by any Loan Party of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 7.1), Borrower shall prepay the Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an amount equal to [***] ([***]%) of the Net Cash Proceeds thereof.
(v)    Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party, and not otherwise included in clause (i) of this Section 2.8(d), Borrower shall deposit [***]% of such Net Cash Proceeds received therefrom in the Collection Account within one (1) Business Day of receipt thereof by such Loan Party; provided, however, that the first $[***] of such Extraordinary Receipts received in any fiscal year shall not be subject to the requirements set forth in this Section 2.8(d)(v).
(vi)    All prepayments made pursuant to Sections 2.8(d)(i), (ii) and (iv) shall be applied first to prepay any Protective Advances that may be outstanding and second to prepay the Revolving Credit Loans and to Cash Collateralize outstanding LC Obligations.
(vii)    Upon the occurrence of any event triggering the deposit or prepayment requirement under clauses (i) through (v) above, the Borrower shall deliver prompt written notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.
(e)    Payment of Interest. If there is a repayment or prepayment of the principal of the Revolving Credit Loans on the Maturity Date, whether voluntary or mandatory or because of acceleration or otherwise, such repayment or prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of repayment or prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of repayment or prepayment, but which have not been fully paid.
Section 2.9    Protective Advances.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a)    Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s Permitted Discretion (but shall have no obligation), to make Base Rate Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 11.1) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, (x) unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall give the Borrower two (2) Business Days prior written (including by email) notice before making any Protective Advance and during such two (2) Business Day period the Borrower may provide the Administrative Agent with immediately available funds (or instruct the Administrative Agent to use funds in the Collection Account) in the amount of the proposed Protective Advance in lieu of such Protective Advance and the Administrative Agent may only make such proposed Protective Advance to the extent the Borrower shall have not provided such funds to the Administrative Agent (or authorized Administrative Agent to use funds in the Collection Account for such purpose) prior to the expiration of such two (2) Business Day period and (y) the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed [***] ([***]%) of the Commitments; provided further that, the aggregate Revolving Credit Exposure of the Lenders after giving effect to the Protective Advances being made shall not exceed the aggregate Commitments of the Lenders at such time. The unpaid principal amount of each Protective Advance shall, subject to Section 2.7(e), bear interest at the Applicable Rate for Base Rate Loans. Protective Advances may not be converted to Benchmark Rate Loans.
(b)    Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion and shall not constitute a waiver by the Administrative Agent or the Lenders of any Event of Default.
(c)    At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.2 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Credit Loan to repay a Protective Advance.
(d)    Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
(e)    The unpaid amount of each Protective Advance shall be due and payable on the earlier of the Maturity Date and demand by the Administrative Agent.
Section 2.10    Collection Account; Blocked Accounts. Borrower shall establish with Administrative Agent or any banks acceptable to Administrative Agent, certain lockboxes and/or blocked accounts as agreed upon by the Administrative Agent (collectively “Blocked Accounts”), for the benefit of Administrative Agent, for the deposit of all receipts and collections in accordance with Section 2.11 hereof, pursuant to executed Account Control Agreements and/or lockbox agreements (which lockbox agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each such lockbox agreement, a “Lockbox Agreement”)), as applicable, in form and substance satisfactory to Administrative Agent, in its reasonable discretion. All receipts and collections deposited in such Blocked Accounts shall be pledged to Administrative Agent, for the benefit of the Secured Parties, and, if applicable, forwarded on a daily basis to a collection account held by Administrative Agent (the “Collection Account”). Proceeds received from such Blocked Accounts into the Collection Account shall be applied against any Obligations owing by Borrower to the Lenders in accordance with Section 2.4(d). Only Administrative Agent shall have the right to direct withdrawals from such Blocked Accounts or the Collection Account. Except as otherwise agreed to by Administrative Agent, each bank at which any such Blocked Account is maintained shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. The Borrower shall pay all fees and charges as may be required by any depository in which such Blocked Accounts are opened. Borrower shall, contemporaneously with the execution of this Agreement, provide Administrative Agent with the duly executed Account Control Agreements and Lockbox Agreements related to the Blocked Accounts. Borrower covenants and agrees to notify all of its customers and account debtors in writing directing such customers and account debtors to forward all current and future remittances and/or payments owed to Borrower to the Blocked Accounts. If notwithstanding the foregoing instructions, Borrower receives any proceeds of any Accounts, Borrower shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Accounts received by it to a Blocked Account or the Collection Account. All of the Loan Parties’ Deposit Accounts as of the Closing Date are set forth in Schedule 2.10.
Section 2.11    Collection of Accounts.
(a)    On or prior to the date that is thirty (30) days (or such later date as Administrative Agent may agree in its sole discretion) following the Closing Date, all receipts of cash, cash equivalents, checks, credit card receipts, drafts, instruments, and other items of payment arising out of the performance of services or the sale of inventory or other Property of the Loan Parties or the creation of accounts receivable, including without limitation, insurance proceeds and tax refunds (referred to as “Receipts”), and all Property of the Loan Parties in which Administrative Agent has a security interest or Lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by such Loan Party for Administrative Agent until so deposited.
(b)    In the event, notwithstanding the provisions of this Section, any Loan Party receives or otherwise has possession or control of any Receipts, or any proceeds or collections of any Property of the Loan Parties in which Administrative Agent has a security interest or Lien, such Receipts, proceeds, and collections shall be held in trust by such Loan Party for Administrative Agent and shall be promptly transferred to the Collection Account (or, if applicable, another Blocked Account).
(c)    From and after the date that is thirty (30) days following the Closing Date, Borrower will not intentionally or knowingly permit any Receipts to be commingled with cash, funds or other Property of any Affiliate of Borrower (excluding, for the avoidance of doubt, inadvertent commingling arising as a result of an Account Debtor’s failure to correctly comply with given payment instructions). In the event any Affiliate of Borrower receives or otherwise has possession or control of any Receipts, Borrower shall cause such Affiliate to immediately transfer such Receipts to a Blocked Account or the Collection Account.
(d)    Borrower shall deposit all Net Cash Proceeds received in respect of any Disposition or Extraordinary Receipt in the Collection Account.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.12    Uncommitted Increase in Commitments.
(a)    Request for Increase. So long as no Event of Default has occurred and is continuing, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the aggregate Commitments (a “Revolving Facility Increase”) by an amount (for all such requests) not exceeding $[***]; provided that (i) any such request for an increase shall be in a minimum amount of $[***], (ii) Borrower may make a maximum of five such requests and (iii) no Lender shall be required or otherwise obligated to provide any portion of such Revolving Facility Increase. To achieve the full amount of a requested Revolving Facility Increase, and subject to the approval of Administrative Agent and L/C Issuer, Borrower may (I) request that one or more Lenders increase their Commitment, (II) invite all Lenders to increase their respective Commitment, and/or (III) invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.
(b)    Notification by Administrative Agent; Additional Lenders. In the event the Borrower invites all Lenders to increase their respective Commitment, then at the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Administrative Agent shall notify Borrower and each Lender of the Lenders’ responses to each request made hereunder.
(c)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the details of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, in each case in form and substance satisfactory to Administrative Agent, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.12, the representations and warranties contained in Section 4.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, and (B) no Event of Default exists.
(e)    Pro Rata Treatment; Etc. On the Increase Effective Date, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Credit Loans, and Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Credit Loans then outstanding and amounts of principal, interest,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Administrative Agent, in order to effect such reallocation and (ii)  the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Credit Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.1(b)). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to the provisions of Section 3.5 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.1 to reflect such increase or addition and shall distribute such revised Schedule 2.1 to each of the Lenders and the Borrower, whereupon such revised Schedule 2.1 shall replace the old Schedule 2.1 and become part of this Agreement.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.10 or 11.23 to the contrary.
Section 2.13    Extension of Maturity Date. No earlier than ninety (90) days, and no later than sixty (60) days, prior to the Scheduled Maturity Date then in effect, the Borrower may deliver written notice to the Administrative Agent requesting an extension of such Maturity Date. The Administrative Agent shall respond to such request no later than thirty (30) days following the date of its receipt of such request, indicating whether it is considering such request and preliminary conditions precedent to any extension of the Maturity Date as the Administrative Agent determines to include in such response. The Administrative Agent’s failure to respond to a request delivered by the Borrower pursuant to this Section 2.13 shall not be deemed to constitute any agreement by the Administrative Agent or any Lender to any such extension. The granting of any extension of the Maturity Date requested by the Borrower shall be subject to customary conditions precedent (including such certificates, opinions and other matters as the Administrative Agent and the Lenders consenting thereto may reasonably request and the payment of such fees as the Borrower and such consenting Lenders may mutually agree) and be in the mutual discretion of the Borrower and the Administrative Agent (on behalf of the Lenders) with the consent of all Lenders; provided that (i) no Lender shall have any obligation to agree to any such extension and (ii) any Lender who does not provide its consent shall be deemed to be a Non-Consenting Lender and may be replaced in accordance with Section 3.6(b).
ARTICLE 3.

TAXES, YIELD PROTECTION AND INDEMNITY
Section 3.1    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or L/C Issuer (except any reserve requirement reflected in Term SOFR);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital or Liquidity Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.2    Illegality. If any Lender determines that any Law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.3    Changed Circumstances; Benchmark Replacement.
(a)    Changed Circumstances. Subject to clause (b) below, if prior to the commencement of any Interest Period for any Benchmark Rate Borrowing,
(i)    Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) in connection with any request for a Benchmark Rate Loan or a conversion to or continuation thereof or otherwise, that for any reason adequate and reasonable means do not exist for determining the applicable Benchmark for any requested Interest Period with respect to a proposed Benchmark Rate Loan or in connection with an existing or proposed Base Rate Borrowing (provided that no Benchmark Transition Event shall have occurred at such time); or
(ii)    Administrative Agent is advised by the Required Lenders that the applicable Benchmark for any requested Interest Period with respect to a proposed Benchmark Rate Loan will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Benchmark Rate Loans included in such Borrowing for such Interest Period, then Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Benchmark Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Benchmark rate component of the Base Rate, the utilization of the Benchmark rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

may revoke any pending request for a Borrowing of, conversion to or continuation of Benchmark Rate Borrowings or, failing that, will be deemed to have converted such request into a request for a Base Rate Borrowing in the amount specified therein.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) ~~or (b)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (~~c~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (D) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate ~~or BSBY~~) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Benchmark Rate Borrowing of, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
~~BSBY Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, at any time that BSBY is the then current Benchmark, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:~~
~~adequate and reasonable means do not exist for ascertaining one month interest periods of BSBY, including, without limitation, because the BSBY Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~
~~Bloomberg or any successor administrator of the BSBY Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or Bloomberg or such administrator has made a public statement identifying a specific date after which one month interest periods of BSBY or the BSBY Screen Rate shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of BSBY after such specific date (the latest date on which one month interest periods of BSBY or the BSBY Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);~~
~~then, on a date and time determined by the Administrative Agent (any such date, the “BSBY Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely~~
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

~~with respect to clause (B) above, no later than the Scheduled Unavailability Date, BSBY will be replaced hereunder and under any Loan Document with a Benchmark Replacement determined in accordance with the definition thereof.~~
Section 3.4    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “applicable Law” includes FATCA.
(b)    Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.4, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.5    Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than (i) the last day of the Interest Period for such Loan or (ii) on a Settlement Date (in each case, whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by Borrower (for a reason other than the failure of such Lender to lend any Loan other than a Base Rate Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower (regardless of whether such notice may be revoked by Borrower under the terms of this Agreement and is revoked in accordance herewith); or
(c)    any assignment of a Loan other than a Base Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.6(b);
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

certificate within ten (10) days after receipt thereof. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
Section 3.6    Mitigation of Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 11.8;
(ii)    such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Each party hereto agrees that (x) an assignment required pursuant to this Section 3.6 may be effected pursuant to an Assignment and Assumption executed by Borrower, Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 3.6 to the contrary, (i) any Lender that acts as L/C Issuer may not be replaced hereunder at any time it has any Letters of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to L/C Issuer) have been made with respect to such outstanding Letters of Credit and (ii) the Lender that acts as Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.6.
Section 3.7    Survival. All of the obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.
ARTICLE $.

CONDITIONS PRECEDENT
Section 4.1    Initial Extension of Credit. The obligation of the Lenders and L/C Issuer to make the initial Credit Extension hereunder is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) the Closing Date, in form and substance satisfactory to Administrative Agent:
(a)    Credit Agreement. Counterparts of this Agreement executed by each party hereto;
(b)    Secretary’s Certificate; Resolutions; Incumbency; Constituent Documents. A certificate of the Borrower and Holdings, dated the Closing Date and executed by a Responsible Officer of such Person, which shall (i) certify the resolutions of the board of directors (or other governing body) of such Person, which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party, (ii) certify the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and Holdings is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons, and (iii) (A) attach the Constituent Documents and all amendments thereto for the Borrower and Holdings, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of the Borrower and Holdings and (B) contain a certification of a Responsible Officer of such Person that all such Constituent Documents are complete and correct;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c)    Closing Certificate. A certificate signed by a Responsible Officer of Borrower certifying that the conditions specified in Sections 4.2(b) and (c) have been satisfied;
(d)    Solvency Certificate. A solvency certificate signed by the chief financial officer of Borrower (or another Responsible Officer of Borrower acceptable to Administrative Agent);
(e)    Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Loan Party that is not a natural Person as to the existence and good standing of each Loan Party that is not a natural Person. Each certificate or other evidence required by this clause (e) shall be dated within ten (10) days prior to the Closing Date;
(f)    Notes. The Notes executed by Borrower in favor of each Lender requesting Notes;
(g)    Security Documents. The Security Documents executed by Borrower and the other Loan Parties;
(h)    Account Control Agreements. Account Control Agreements with respect to each Deposit Account (other than any Excluded Deposit Account), Securities Account and Commodity Account of any Loan Party in existence on the Closing Date;
(i)    Financing Statements, etc. Each document (including any UCC financing statements reflecting the Loan Parties, as debtors, and Administrative Agent, as secured party) required by the Security Documents or under applicable Law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens that have priority over the Liens in favor of the Administrative Agent under applicable Law), each of which shall, if applicable be in proper form for filing, registration or recordation;
(j)    Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 6.5;
(k)    Lien Searches. The results of UCC, Tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Loan Party in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the Closing Date, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent on or prior to the Closing Date and Permitted Liens;
(l)    Opinions of Counsel. A favorable opinion of Baker Botts L.L.P., legal counsel to Borrower and each other Loan Party, addressed to Administrative Agent, the Lenders and L/C Issuer and dated the Closing Date, in form and substance satisfactory to Administrative Agent, with respect to such matters as Administrative Agent may reasonably request;
(m)    Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent invoiced two (2) Business Days prior to the Closing Date, shall have been paid in full by Borrower (it being acknowledged that such costs and expenses may be payable through the proceeds of the initial Borrowing);
(n)    Material Agreements. True and correct copies of all Material Agreements described on Schedule 5.25;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(o)    KYC Information; Beneficial Ownership Information. Borrower and each of the other Loan Parties shall have provided to Administrative Agent and the Lenders at least five (5) Business Days prior to the Closing Date (i) the documentation and other information requested by Administrative Agent as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower;
(p)    Closing Fees. Evidence that all fees required to be paid to Administrative Agent, Arranger and the Lenders on or before the Closing Date have been paid (it being acknowledged that such fees may be payable through the proceeds of the initial Borrowing on the Initial Funding Date);
(q)    Funding Account. A notice setting forth the Deposit Account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowing requested or authorized pursuant to this Agreement;
(r)    Financial Statements. (A) the audited consolidated balance sheet of the Ultimate Parent and its Subsidiaries as of December 31, 2021, and the related audited statements of income and retained earnings and cash flows for the fiscal years ended December 31, 2021 and December 31, 2020 and (B) unaudited consolidated balance sheet of the Ultimate Parent and its Subsidiaries as of the last fiscal quarter of Ultimate Parent ending at least 60 days prior to the Closing Date and related unaudited interim statements of income and retained earnings (collectively, the “Historical Financial Statements”) (it being acknowledged that such requirement with respect to the Ultimate Parent and its Subsidiaries shall be satisfied by the filing of the appropriate report on Form 10-Q with the SEC);
(s)    Financial Projections. Pro forma consolidated financial statements for the Borrower, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date, which shall be in form reasonably acceptable to Administrative Agent;
(t)    Borrowing Base Certificate. A Borrowing Base Certificate which calculates the Borrowing Base as of February 28, 2023 (attaching the related Borrowing Base Reporting Deliverables);
(u)    Pledge Agreement. The Pledge Agreement duly executed by Holdings;
(v)    Performance Guaranty. The Performance Guaranty duly executed by Parent;
(w)    Master Intercompany Purchase Agreement. The Master Intercompany Purchase Agreement duly executed by Parent and Borrower;
(x)    Management Agreement. The Management Services Agreement duly executed by the Manager and Borrower.
(y)    Subordinated Intercompany Note. The Subordinated Intercompany Note duly executed by Parent and Borrower; and
(z)    Subordination Agreement. The Subordination Agreement duly executed by Parent and Borrower.
For purposes of determining compliance with the conditions set forth in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.2    All Extensions of Credit. The obligation of the Lenders (including L/C Issuer) to make any Credit Extension hereunder (including the initial Credit Extension) on any Settlement Date is subject to the following additional conditions precedent:
(a)    Borrowing Request; Required Borrowing Base Reporting Deliverables. Administrative Agent shall have received in accordance with this Agreement a duly executed Borrowing Request and all Borrowing Base Reporting Deliverables prepared as of the last ~~day~~Business Day of the immediately preceding calendar ~~month~~week;
(b)    No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;
(c)    Representations and Warranties. All of the representations and warranties of Borrower and each other Loan Party contained in Article 5 and in the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date of such Borrowing, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Borrowing, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 5.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a) and (b), respectively; and
(d)    Availability. With respect to any Credit Extension, after giving effect to such Credit Extension, the total Revolving Credit Exposure of the Lenders shall not exceed the Line Cap in effect as of the date of such Credit Extension.
Each Credit Extension hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 4.2 have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE 5.

REPRESENTATIONS AND WARRANTIES
To induce Administrative Agent, L/C Issuer and the Lenders to enter into this Agreement, and to make Credit Extensions hereunder, Borrower and each other Loan Party represents and warrants to Administrative Agent, L/C Issuer and the Lenders that:
Section 5.1    Entity Existence. Each Loan Party and each Subsidiary thereof (a) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

all jurisdictions in which the nature of its business makes such qualification necessary. Each Loan Party has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 5.2    Financial Statements; Etc. Borrower has delivered the Historical Financial Statements to the Administrative Agent. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present, in all material respects, on a consolidated basis, the financial condition of Ultimate Parent and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. No Material Adverse Effect and no circumstance which could reasonably be expected to have a Material Adverse Effect has occurred since the date of the most recent financial statements delivered pursuant to Section 6.1(a).
Section 5.2    Action; No Breach. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person (if such Person is not a natural Person), (ii) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Material Agreement in existence on the Closing Date to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) result in the creation or imposition of any Lien upon any assets of such Person.
Section 5.4    Operation of Business. Each Loan Party and its Subsidiaries possesses all material licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither any Loan Party nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.
Section 5.5    Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or against any of its Properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
Section 5.6    Rights in Properties; Liens. Each Loan Party and its Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties necessary in the ordinary conduct of its business, and none of the Properties of any Loan Party is subject to any Lien, except Permitted Liens.
Section 5.7    Enforceability. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and the other Loan Documents to which any Loan Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity.
Section 5.8    Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

delivery, or performance by any Loan Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof other than (a) the recording and filing of the Security Documents and financing statements in connection therewith and (b) those third party authorizations, approvals or consents which, if not made or obtained, do not have an adverse effect on the enforceability of the Loan Documents and could not reasonably be expected to have a Material Adverse Effect.
Section 5.9    Taxes. Each of the Loan Parties has filed on a timely basis all Tax Returns required to be filed, including all income, franchise, employment, Property, and sales Tax Returns. Each such Tax Return is true, correct and complete in all material respects. Each of the Loan Parties has paid all of its respective liabilities for Taxes, assessments, governmental charges, and other levies that are due and payable (whether or not shown on any Tax Return), other than Taxes, if any, the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. No Loan Party knows of any pending investigation of any Loan Party by any taxing authority or of any pending but unassessed material Tax liability of any Loan Party.
Section 5.10    Use of Proceeds; Margin Securities. The proceeds of the Borrowings shall be used (a) by Borrower for working capital in the ordinary course of business, and for other general corporate purposes and (b) to make deposits into the Liquidity Reserve Account. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or Administrative Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.
Section 5.11    ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Loan Party, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. There exists no Unfunded Pension Liability with respect to a Plan, except as would not have a Material Adverse Effect. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan or Multiemployer Plan, other than routine claims for benefit. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Multiemployer Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. No Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA. No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due under Section 4007 of ERISA). No Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would reasonably be expected to
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

result in such material liability) under Section 4201 of ERISA with respect to a Multiemployer Plan. No Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 5.12    Disclosure. No written statement, information, report, representation, or warranty (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) made by Borrower or any other Loan Party in this Agreement, in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby, when taken as a whole, when furnished, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).
Section 5.13    Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower.
Section 5.14    No Default; No Liquidity Event. Except as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in, any judgment, decree or order to which any Loan Party is a party or by which any Loan Party or any of its properties may be bound. No Default has occurred and is continuing. No Liquidity Event has occurred and is continuing.
Section 5.15    Compliance with Laws. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of their Subsidiaries is in violation in any respect of any Law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.
Section 5.16    Inventory. All Inventory of the Loan Parties and their Subsidiaries has been and will hereafter be produced and/or maintained in compliance with all applicable Laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).
Section 5.17    Regulated Entities. No Loan Party nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is an Affected Financial Institution.
Section 5.18    Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    each Loan Party, and all of its respective Properties, assets, and operations, are in compliance with all Environmental Laws. No Loan Party is aware of, nor has any Loan Party received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of each Loan Party with all Environmental Laws;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b)    neither any Loan Party nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) any failure to comply with Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;
(c)    no Loan Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state Law. Each Loan Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws; and
(d)    no Loan Party has filed or failed to file any notice required under applicable Environmental Law reporting a Release.
Section 5.19    Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted, and the use thereof does not infringe in any material respect upon the rights of any other Person.
Section 5.20    Anti-Corruption Laws; Sanctions; Etc.
(a)    No Loan Party or, to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of a Loan Party is an individual or entity (“person”) that is, or is owned fifty percent (50%) or more or controlled by any person that: (i) is a Sanctioned Person or is currently the subject or target of any Sanctions, or (ii) is located, organized or resident in a Sanctioned Country.
(b)    The Loan Parties and their respective directors, officers and employees and, to the knowledge of the Loan Parties, agents, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law. Ultimate Parent and its Subsidiaries (including the Manager and the Loan Parties) have instituted and maintain policies and procedures designed to promote continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.
Section 5.21    PATRIOT Act. The Loan Parties, the Manager, Ultimate Parent, and each of their Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the PATRIOT Act, and (c) all other federal or state Laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”).
Section 5.22    Insurance. The Properties of each Loan Party and their Subsidiaries are subject to insurance as required under Section 6.5 and all such insurance is in full force and effect.
Section 5.23    Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as otherwise contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.
Section 5.24    Labor Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there are no strikes,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

work stoppages or other labor controversies pending, or to the knowledge of the Manager or any Loan Party, threatened against the Manager or any Loan Party.
Section 5.25    Material Agreements. Schedule 5.25 sets forth a complete and correct list of all Material Agreements of each Loan Party and each Subsidiary thereof in effect as of the Closing Date and on the date of each update thereof required hereunder. No Loan Party is in default in any material respect in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any Material Agreement.
Section 5.26    Beneficial Ownership Certification. The information included in any Beneficial Ownership Certification delivered by the Borrower is true and correct in all respects.
ARTICLE 6.

AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that until the Obligations have been Paid in Full and no Lender has any Commitment hereunder:
Section 6.1    Reporting Requirements. Borrower will furnish, or cause to be furnished, to Administrative Agent (with copies for each Lender upon Administrative Agent’s request):
(a)    Annual Financial Statements. As soon as available, and in any event within the earlier of (i) one hundred eighty (180) days after the last day of each fiscal year of Ultimate Parent, beginning with the fiscal year ending December 31, 2022, and (ii) such earlier date as required by applicable Law, a copy of the annual audit report of Ultimate Parent and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope (it being acknowledged that such requirement with respect to Ultimate Parent may be satisfied by the filing of the appropriate report on Form 10-K with the SEC; provided that Borrower shall promptly notify the Administrative Agent of the filing of any such documents);
(b)    Quarterly Financial Statements. As soon as available, and in any event within the earlier of (i) sixty (60) days after the last day of each fiscal quarter and (ii) such earlier date as required by applicable Law, a copy of an unaudited financial report of Ultimate Parent and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Ultimate Parent and its Subsidiaries, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein (it being acknowledged that such requirement with respect to Ultimate Parent may be satisfied by the filing of the appropriate report on Form 10-Q with the SEC; provided that Borrower shall promptly notify the Administrative Agent of the filing of any such documents);
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c)    Borrower Financial Statements. Promptly, and in any event (i) within one hundred twenty (120) days after the end of each fiscal year beginning with the fiscal year ending December 31, 2023, the unaudited balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal year and (ii) within sixty (60) days after the end of each of the first three quarters of its fiscal year (commencing the first fiscal quarter after the Closing Date), the unaudited balance sheet and income statement of the Borrower and its Subsidiaries as at the end of such fiscal quarter;
(d)    Monthly Financial Information. As soon as available, and in any event within thirty (30) days after the last day of each fiscal month, each schedule, report and/or other deliverable described in Schedule 6.1(d).
(e)    Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(d), a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer executing same, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 6.1(a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iii) containing such other certifications set forth therein. For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (e) with respect to such financial statements; however, such deemed certification shall not excuse or be construed as a waiver of Borrower’s obligation to deliver the required Compliance Certificate;
(f)    Borrowing Base Certificate. During each calendar ~~month~~week (commencing with the week including the Payment Date of May 16, 2024), no later than ~~five~~three (~~5~~3) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) prior to the Payment Date in such ~~month~~week, a Borrowing Base Certificate, calculating the Borrowing Base and reflecting the components of the Borrowing Base as of the close of business on the last Business Day of the immediately preceding week, together with worksheets detailing the Accounts excluded from Eligible Accounts and Inventory excluded from Eligible Inventory and the reason for such exclusion, in each case which information may be included in or be a part of the Borrowing Base Certificate or the Inventory Report or Account Aging delivered pursuant to Section 6.1(g) or Section 6.1(h) in connection with such Borrowing Base Certificate;
(g)    Inventory Report. Concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to Section 6.1(f), an Inventory report, in form and detail as Administrative Agent shall reasonably require, certified by a Responsible Officer of the Borrower, reconciling such Inventory report with the Borrowing Base Certificate and including a listing of Inventory by location (an “Inventory Report”);
(h)    Account Agings. Concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to Section 6.1(f), (i) the consolidated and consolidating agings of all accounts payable and accounts receivable of the Loan Parties in form and detail reasonably satisfactory to Administrative Agent (the “Account Agings”) showing each such account which is current and each such account which is thirty (30), sixty (60), ninety (90), and over ninety (90) days past invoice date and, with respect to accounts receivable, reconciling such aging with the Borrowing Base Certificates; (ii) ~~monthly~~weekly customer statements of the Loan Parties and (iii) a reasonably detailed listing of (A) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Account included in such Borrowing Base Certificate to the extent such discount, credit or rebate exceeds $[***] and (B) any dispute, setoff, claim,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

counterclaim or defense that exists or has been asserted or threatened (in writing) of which the Borrower has knowledge with respect to any Accounts included in such Borrowing Base Certificate to the extent such disputes, setoffs, claims, counterclaims or defenses are in excess of $[***] individually or $[***] in the aggregate;
(i)    Inventory Purchase Acknowledgments. Concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to Section 6.1(f), acknowledgments in form and detail reasonably satisfactory to Administrative Agent from Parent related to Inventory sold by Parent to Borrower pursuant to the Master Intercompany Purchase Agreement during the most recently ended fiscal ~~month~~week;
(j)    Projections. As soon as practicable and in any event not later than 15 days prior to the end of each fiscal year, projections for the for the following fiscal year, such projections to be prepared in accordance with GAAP and to include, on a quarterly basis, an operating and capital budget and a projected income statement, statement of cash flows and balance sheet;
(k)    Notice of Litigation. Promptly (but in no event later than five (5) Business Days) after a Responsible Officer of any Loan Party obtains knowledge of (i) the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator or any labor matter (including under the Fair Labor Standards Act) affecting (A) the Manager or any Loan Party which, if determined adversely to the Manager or such Loan Party, as applicable, could reasonably be expected to (x) result in liabilities of such Loan Party or such Subsidiary in excess of $[***] or (y) have a Material Adverse Effect or (B) Parent that, in the case of this clause (B), individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on (1) the ability of the Parent to perform its obligations under the Performance Guaranty or (2) the business, operations, financial condition, or assets of the Parent;
(l)    Notice of Default. As soon as possible and in any event within five (5) Business Days after a Responsible Officer of any Loan Party obtains knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the applicable Loan Party has taken and proposes to take with respect thereto;
(m)    ERISA Events. As soon as possible and in any event within five (5) Business Days after the Manager, any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence of any ERISA Event, a certificate of a Responsible Officer of the Manager or the applicable Loan Party setting forth the details of such ERISA Event and the action that the Manager, the applicable Loan Party or the applicable ERISA Affiliate, as applicable, proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
(n)    Updates to Security Document Schedules. Concurrently with the delivery of the Compliance Certificate delivered in connection with the financial statements pursuant to Section 6.1(a), updates to all Schedules to the Security Documents to the extent that information contained in such Schedules has become inaccurate or incomplete since delivery thereof and such Schedules are required to be updated from time to time pursuant to the terms of the applicable Security Document;
(o)    Insurance. (i) Concurrently with the delivery of the Compliance Certificate delivered in connection with the annual financial statements pursuant to Section 6.1(a), copies of current insurance certificates evidencing compliance with Section 6.5 and (ii) within ten (10) Business Days after any material reduction in insurance coverage by Borrower or any other Loan Party from that previously disclosed to Administrative Agent, written notice describing such change;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(p)    Material Agreements. Promptly, and in any event within three Business Days after (i)(A) any Material Agreement of any Loan Party is terminated or amended in a manner that is materially adverse to such Loan Party, as the case may be, or to the interests of the Lenders, or (B) any new Material Agreement is entered into, or (ii) any officer of any Loan Party obtains knowledge (1) of any condition or event that constitutes a default or an event of default under any Material Agreement or that any other event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Agreement a termination or assignment right thereunder or the right to cease complying with its payment or material performance obligations thereunder, or (2) that notice has been given to any Loan Party asserting that any such condition or event has occurred, a certificate of a Responsible Officer of the applicable Loan Party specifying the nature and period of existence of such condition or event and, in the case of clause (i), including copies of such material amendments or new Material Agreements, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Agreement, provided, no such prohibition on delivery shall be effective if it were bargained for by a Loan Party with the intent of avoiding compliance with this Section 6.1(p));
(q)    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, after a Responsible Officer of any Loan Party obtains knowledge of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case with respect to Property of any Loan Party having an aggregate fair market value in excess of $[***];
(r)    Environmental Matters. Prompt written notice, and in any event within three Business Days, after a Responsible Officer of any Loan Party obtains knowledge of any action, investigation or inquiry by any Governmental Authority threatened in writing or any demand or lawsuit threatened in writing by any Person against any Loan Party or their Properties, in each case, in connection with any Environmental Laws if Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $[***], to the extent not fully covered by insurance, subject to normal deductible;
(s)    Notice of Certain Changes. Promptly, copies of any amendment, restatement, supplement or other material modification to any of the Constituent Documents of any Loan Party;
(t)    SEC Investigations. Subject to any applicable confidentiality requirements of the SEC, promptly after receipt thereof by Ultimate Parent or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by such agency regarding the financial condition or other operational results of the Ultimate Parent or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;
(u)    Mandatory Prepayment Events. Promptly, and in any event within the applicable time period for the making of the applicable mandatory prepayment, a report describing in reasonable detail the (A) occurrence of any disposition of Property or assets for which Borrower is required to make a mandatory deposit of funds pursuant to Section 2.8(d)(iii), (B) occurrence of the incurrence or issuance by any Loan Party of any Debt for which Borrower is required to make a mandatory prepayment pursuant to Section 2.8(d)(iv), or (C) receipt of any Extraordinary Receipt for which Borrower is required to make a mandatory deposit of funds pursuant to Section 2.8(d)(v), in each case together with the amount of the corresponding mandatory deposit or prepayment required to be made pursuant to Section 2.8(d);
(v)    Notice of Change of Control; Liquidity Event. As soon as possible and in any event within one (1) Business Day after the occurrence of (i) any Change of Control or (ii) any Liquidity Event; and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(w)    General Information. Promptly, such other information concerning the Borrowing Base, the Collateral, any Loan Party or the Manager as Administrative Agent, or any Lender through Administrative Agent, may from time to time reasonably request, including documentation and other information requested by Administrative Agent or any Lender as it reasonably deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the Beneficial Ownership Regulation, the PATRIOT Act and any applicable “know your customer” rules and regulations.
Section 6.2    Maintenance of Existence; Conduct of Business. Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect.
Section 6.3    Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, keep, and preserve all of its material Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, normal wear and tear excepted.
Section 6.4    Taxes and Claims. Each Loan Party shall pay or discharge at or before maturity or before becoming delinquent (a) all Taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that no Loan Party shall be required to pay or discharge any Tax, levy, assessment, governmental charge or claim which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 6.5    Insurance. Each Loan Party shall maintain insurance with financially sound and reputable insurance companies satisfactory to Administrative Agent in such amounts and covering such risks as is customarily maintained in conformity with prudent industry practice by companies engaged in similar businesses and owning similar Properties in the same general areas in which the Loan Parties operate, provided that in any event the Loan Parties will maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, with coverage amounts and deductibles consistent with the coverage Parent obtains for its own business and Property, but in no event less than what is customary, reasonable and prudent in light of the size and nature of the Borrower’s business and Property. The Borrower shall be deemed to have complied with the foregoing requirements if one of its Affiliates has such policy coverage and, by the terms of such policies, the coverage afforded thereunder extends to the Loan Parties and the Administrative Agent. Each insurance policy covering Collateral shall name Administrative Agent as lender’s loss payable and each insurance policy covering liabilities shall name Administrative Agent as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without thirty (30) days’ prior written notice to Administrative Agent.
Section 6.6    Inspection Rights; Field Examinations; Appraisals.
(a)    Inspection Rights. At any reasonable time and from time to time, upon reasonable advance notice, each Loan Party shall, and shall cause each of its Subsidiaries or Affiliates, as applicable, to, permit representatives and independent contractors of Administrative Agent and each Lender (i) to examine, inspect, review, evaluate and make physical verifications of the Collateral in any manner and through any
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

medium that Administrative Agent or such Lender considers advisable, (ii) to visit and inspect its Properties, (iii) to examine its corporate, financial and operating books and records, and make copies thereof or abstracts therefrom and (iv) to discuss its affairs, business, operations, financial condition and accounts with its directors, officers, employees, and independent certified public accountants, all at the sole cost and expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested, in each case other than for the purpose of performing Inventory appraisals or field exams, which are addressed in clauses (b) and (c) of this Section 6.6; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (i) only Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.6(a) and (ii) Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year; provided, further, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the sole cost and expense of Borrower and at any time during normal business hours and without advance notice. The Borrower acknowledges that all inspections, appraisals and reports are prepared by Administrative Agent and the Lenders (or their agents, representatives or professionals) for their purposes, and the Borrower shall not be entitled to rely upon them and the Administrative Agent shall have no obligation to share any results of any inspection, appraisal or other report with the Borrower or any other Loan Party. In connection with any field examination or inspection with respect to Eligible Inventory, Administrative Agent shall be provided information maintained in any applicable Warehouse Operating System to such extent as determined by Administrative Agent to be adequate to confirm compliance with respect to the requirements set forth in Section 6.16.
(b)    Field Examinations. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct field examinations of the Accounts and related working capital matters of the Loan Parties and of the Loan Parties’ related data processing and other systems, all at the sole cost and expense of the Loan Parties and at reasonable times; provided that, other than with respect to the initial field examination to be conducted following the Closing Date and field examinations conducted during the continuance of an Event of Default, the Loan Parties shall only be responsible for the costs and expenses of up to two field examinations during any twelve (12) month period. Additionally, there shall be no limitation on the number or frequency of field examinations if an Event of Default has occurred and is continuing, and the Loan Parties shall be solely responsible for the costs and expenses of any field examinations conducted while an Event of Default has occurred and is continuing.
(c)    Appraisals.
(i)    Each Loan Party shall permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct Appraisals or updates thereof of the Inventory owned by the Loan Parties, which Appraisals shall, among other things, determine the Net Orderly Liquidation Value of such Inventory owned by the Loan Parties, all at the sole cost and expense of Borrower (subject to the limitations set forth in this clause (c)) and at reasonable times; provided that, other than with respect to Appraisals conducted during the continuance of an Event of Default, Administrative Agent shall not exercise such rights more often than two times during any period of twelve (12) consecutive months.
(ii)    Additionally, there shall be no limitation on the number or frequency of Appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be solely responsible for the costs and expenses of any Appraisals conducted while an Event of Default has occurred and is continuing.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 6.7    Keeping Books and Records. Each Loan Party shall maintain proper and complete financial and accounting books and records in conformity with GAAP.
Section 6.8    Compliance with Laws. Each Loan Party shall (a) comply in all respects with all Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions and (b) comply in all respects with all other applicable Laws (including, without limitation, all Environmental Laws) and decrees of any Governmental Authority or arbitrator, except, in the case of this clause (b), to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Section 6.9    Compliance with Agreements. Each Loan Party shall comply in all material respects with all of its material obligations and covenants contained in (a) all Material Agreements and (b) all other agreements, contracts, and instruments binding on it or affecting its Properties or business, except, in the case of this clause (b), to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.
Section 6.10    Further Assurances. Each Loan Party shall, and shall cause each of its Subsidiaries and each other Loan Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.
Section 6.11    ERISA. Each Loan Party shall comply with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, so as not to give rise to any liability thereunder that would result in a Material Adverse Effect.
Section 6.12    Depository Relationship; Account Control Agreements.
(a)    Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) use the financial institution serving as Administrative Agent as its principal depository bank, including for the maintenance of business, cash management, operating and administrative Deposit Accounts, (ii) cause all Commodity Accounts, Deposit Accounts (other than Excluded Deposit Accounts) and Securities Accounts held by the Loan Parties as of the Closing Date to be subject to an Account Control Agreement in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, which provides that Administrative Agent shall have “control” (within the meaning of Section 8.106 or Section 9.104 of the UCC, as applicable) of such account, (iii) at all times maintain Blocked Accounts required by Section 2.10 and (iv) at all times from and after the date that is thirty (30) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), (A) use commercially reasonable efforts to cause all collections and other Receipts to be directed to Blocked Accounts in accordance with Section 2.10 and (B) comply with its obligations pursuant to Section 2.11.
(b)    Each Loan Party shall, with respect to each Deposit Account (other than Excluded Deposit Accounts), Securities Account and Commodity Account that such Loan Party at any time opens, maintains or acquires after the Closing Date, substantially contemporaneously with the opening or acquisition of such Deposit Account, Securities Account or Commodity Account and prior to the depositing any funds therein or transferring any assets thereto, enter into an Account Control Agreement that is effective for the Administrative Agent to obtain “control” (within the meaning of Chapter 8 or Chapter 9 of the UCC, as applicable) and otherwise in form and substance satisfactory to the Administrative Agent, and pursuant to which the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

agrees to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Loan Party. No Loan Party shall permit any Deposit Account excluded from the requirements of this Section 6.12 as a result of such Deposit Account constituting an Excluded Deposit Account to cease to qualify as an Excluded Deposit Account unless and until such account is subject to an Account Control Agreement.
(c)    Before opening or replacing any Deposit Account intended to be utilized for the receipt of cash, checks or other similar payments relating to or constituting payments made in respect of Accounts or other receivables or establishing a new lockbox, the Borrower shall (i) obtain the Administrative Agent’s consent in writing to the opening of such Deposit Account or establishing of such lockbox, and (ii) cause each bank or financial institution in which it seeks to open (A) any such Deposit Account, to enter into an Account Control Agreement with the Administrative Agent in order to give the Administrative Agent control (within the meaning of Section 9.104 of the UCC) of such Deposit Account and provide for a daily sweep into the Collection Account, or (B) a lockbox, to enter into a Lockbox Agreement with the Administrative Agent in order to give the Administrative Agent control (within the meaning of Section 9.104 of the UCC) of the lockbox and provide for a daily sweep into the Collection Account.
(d)    Borrower shall establish and maintain, at Borrower’s expense, the Liquidity Reserve Account with Administrative Agent. Borrower agrees that only Administrative Agent shall have the right to direct withdrawals from the Liquidity Reserve Account. Borrower shall not take any action to close or terminate the Collection Account or the Liquidity Reserve Account without the prior written consent of Administrative Agent.
Section 6.13    Additional Guarantors. Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary of a Loan Party (whether by formation, acquisition, merger or otherwise), and promptly thereafter (and in any event within five (5) Business Days) (a) execute and deliver or cause to be executed and delivered to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected Lien on all Equity Interests held by any Loan Party in such Subsidiary, and (b) cause such new Subsidiary to (i) become a Guarantor by executing and delivering to Administrative Agent a Guaranty or a Guarantor Joinder Agreement, (ii) execute and deliver all Security Documents requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its Property constituting Collateral (subject to such exceptions as Administrative Agent may permit in its sole discretion) and take all actions required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such Property, subject to Permitted Liens, including the execution and delivery of Account Control Agreements to the extent required pursuant to Section 6.12 and the filing of UCC financing statements in such jurisdictions as may be requested by Administrative Agent, and (iii) deliver to Administrative Agent such other documents and instruments as Administrative Agent may reasonably require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent.
Section 6.14    Sanctions; Anti-Corruption Laws. The Loan Parties will maintain in effect policies and procedures designed to promote compliance by the Loan Parties and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 6.15    Post-Closing Covenant. The Loan Parties shall execute and deliver the documents and take each action set forth on Schedule 6.15, in each case within the applicable corresponding time limits specified on such schedule.
Section 6.16    Inventory; Collateral Access Agreements. Subject to Section 6.15, any of Borrower’s Inventory that does not constitute Inventory “in transit” is located at a location leased by Borrower or any Affiliate of Borrower or in the possession or control of any Person (other than a customer of Borrower), the Borrower shall notify the landlord or such Person, as applicable, of Administrative Agent’s security interest therein and instruct and use commercially reasonable efforts to cause such Person to execute a Collateral Access Agreement or otherwise acknowledge in writing its agreement to hold all such Inventory for the benefit of Administrative Agent and subject to Administrative Agent’s instructions; provided that if the Borrower is unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default or Event of Default under this Agreement, but Administrative Agent may, at any time after the date that is ninety (90) days following the Closing Date, establish a Rent Reserve. Subject to Section 6.15, if any Inventory of Borrower is located in a third party warehouse facility under a bailment arrangement with a warehouse operator, bailee, or other third party and if so requested by Administrative Agent, the Borrower and such other Loan Parties (as promptly as possible after requested by Administrative Agent but in any event within five (5) Business Days after any such request is made) will deliver (i) to Administrative Agent warehouse receipts covering Borrower’s Inventory located in such warehouses showing Administrative Agent as the beneficiary thereof and (ii) to the warehouseman such agreements relating to the release of warehouse Inventory as Administrative Agent may reasonably request; provided that if Borrower is unable to have such Person execute a Collateral Access Agreement, then such failure shall not constitute a Default or Event of Default under this Agreement, but Administrative Agent may establish a Rent Reserve; provided that Borrower shall have ninety (90) days from the date any such Inventory is located at a warehouse pursuant to an agreement that was not in effect on the Closing Date to obtain a Collateral Access Agreement for such location before a Rent Reserve with respect to such location may be implemented. To the extent any Eligible Inventory included in the Borrowing Base is stored and held in a warehouse that includes Inventory owned by any Subsidiary of Ultimate Parent other than Borrower, Borrower shall (i) cause such Eligible Inventory to be located at a warehouse that at all times has a Warehouse Operating System, (ii) cause the operator of such warehouse to include all such Eligible Inventory and other Inventory in the Warehouse Operating System and (iii) to the extent practicable, cause the operator of such warehouse to segregate such Eligible Inventory from Inventory owned by any Subsidiary of Ultimate Parent other than Borrower.
Section 6.17    Maintenance of Separate Existence.
The Borrower shall take all reasonable steps to continue its identity and the identity of its Subsidiaries as separate legal entities and to make it apparent to third Persons that it and its Subsidiaries are entities with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that neither it nor any of its Subsidiaries is a division of any of the Affiliated Entities or any other Person. In that regard the Borrower shall, and to the extent applicable shall cause each of its Subsidiaries to:
(i)    maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the terms of the limited liability company agreement of the Borrower, not
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

be controlled in making such decisions by any other Affiliated Entity or any other Person;
(ii)    maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;
(iii)    except as expressly otherwise permitted hereunder, conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;
(iv)    except as contemplated under any Loan Document, not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;
(v)    except as expressly otherwise permitted hereunder or contemplated under any of the other Loan Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;
(vi)    maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;
(vii)    not have any employees and shall outsource all of its daily operations to the Manager pursuant to the Management Services Agreement;
(viii)    pay for its own account, directly from the Borrower’s own funds or indirectly through documented capital contributions from any of Parent, Holdings, or any other direct or indirect parent of the Borrower, for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities;
(ix)    conduct its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, including the Manager; and
(x)    otherwise practice and adhere to limited liability company formalities such as complying with its organizational documents and member and board of director resolutions, the holding of regularly scheduled meetings of the member and board of directors, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its member and board of directors.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 7.

NEGATIVE COVENANTS
Each Loan Party covenants and agrees that until the Obligations have been Paid in Full and no Lender has any Commitment hereunder:
Section 7.1    Debt. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:
(a)    the Obligations (other than Hedge Obligations);
(b)    Hedge Obligations existing or arising under Hedging Agreements permitted by Section 7.16;
(c)    Debt associated with bonds or other surety obligations required by Governmental Authorities in connection with the operation of the businesses of the Loan Parties;
(d)    endorsements of negotiable instruments for collection in the ordinary course of business;
(e)    so long as the Subordination Agreement is in effect, unsecured Debt outstanding under the Subordinated Intercompany Note; and
(f)    other Debt not to exceed $[***] in the aggregate at any time outstanding; provided that such Debt is unsecured.
Section 7.2    Limitation on Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:
(a)    Liens in favor of Administrative Agent for the benefit of the Secured Parties;
(b)    encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Loan Party or its Subsidiaries to use or operate such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use or operation;
(c)    Liens for Taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established;
(d)    Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations incurred in the ordinary course of business that are not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established;
(e)    Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (other than Liens imposed by ERISA);
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(f)    Liens arising by virtue of a judgment or judicial order against the Loan Parties or any Property, so long as the related judgment or judicial order does not constitute or give rise to an Event of Default;
(g)    Liens resulting from good faith deposits to secure the performance of bids, tenders, trade contracts (other than for payment of Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(h)    Banker’s Liens, rights of setoff and other similar Liens existing pursuant to any agreement relating to a Deposit Account subject to an Account Control Agreement; and
(i)    other Liens on Property (other than Accounts or Inventory) securing Debt or other obligations not to exceed $[***] in the aggregate at any time outstanding.
Section 7.3    Mergers, Etc. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, divide or liquidate, except that:
(a)    any Subsidiary may merge or consolidate with Borrower so long as Borrower is the surviving entity; and
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower.
Section 7.4    Restricted Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    so long as no Event of Default exists, distributions of cash by the Borrower not to exceed the amount received by the Borrower under Section 2.4(d); provided that such distribution is made within three (3) Business Days of the receipt of such amounts;
(b)    Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests); and
(c)    Subsidiaries may declare and pay dividends and other Restricted Payments to Borrower and any other Subsidiary of Borrower that is a Loan Party.
Section 7.5    Loans and Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, Guarantee any obligations of, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, or consummate any Acquisition, except:
(a)    investments in Subsidiaries that are Guarantors;
(b)    investments in Cash Equivalents;
(c)    investments consisting of Hedge Agreements permitted under Section 7.16; and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d)    advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable which are not more than 60 days past due and are paid in cash.
Section 7.6    [Reserved].
Section 7.7    Transactions With Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of any Loan Party or such Subsidiary, except:
(a)    transactions pursuant to the Management Services Agreement, the Master Intercompany Purchase Agreement and the Subordinated Intercompany Note, in each case as in effect on the Closing Date or as amended or otherwise modified after the Closing Date to the extent permitted under Section 7.15;
(b)    transactions entered into in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of a Loan Party or such Subsidiary;
(c)    transactions solely among Loan Parties;
(d)    the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of Parent to the extent attributable to the ownership and operation of the Loan Parties; and
(e)    Restricted Payments permitted by Section 7.4.
Section 7.8    Disposition of Assets. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly make any Disposition, except:
(a)    Dispositions of Inventory in the ordinary course of business;
(b)    Dispositions, for fair value, of worn-out or obsolete equipment not necessary or useful to the conduct of the Loan Parties’ business;
(c)    Dispositions from any Loan Party to Borrower;
(d)    Dispositions of cash and Cash Equivalents in connection with any transaction not prohibited under this Agreement;
(e)    the write-off, discount, sale or other Disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;
(f)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Loan Parties and their Subsidiaries;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(g)    the abandonment or Disposition of intellectual property rights that are no longer used or useful in the business of the Loan Parties and their Subsidiaries;
(h)    Dispositions of Property resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such Property;
(i)    Dispositions constituting Restricted Payments permitted under Section 7.4 or investments permitted under Section 7.5; or
(j)    other Dispositions of Property (other than Accounts, Inventory or material Intellectual Property) not otherwise permitted under this Section 7.8; provided that the aggregate fair market value (as reasonably determined by the Borrower in good faith) of all Property Disposed of pursuant to this clause (j) in any twelve month period shall not exceed the greater of (i) $[***] or (ii) [***]% of the Line Cap (determined based on the most recently delivered Borrowing Base Certificate).
Section 7.9    [Reserved].
Section 7.10    Nature of Business. No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof or businesses directly related thereto. No Loan Party shall, nor shall it permit any of its Subsidiaries to, make any material change in its credit collection policies if such change would materially impair the collectability of any Account.
Section 7.11    Environmental Protection. No Loan Party shall, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws, (b) generate any Hazardous Material in violation of any applicable Environmental Laws, or (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any applicable Environmental Laws, in the case of each of clause (a) through (c) to the extent such failure could reasonably be expected to have a Material Adverse Effect.
Section 7.12    [Reserved].
Section 7.13    Burdensome Agreements. Each Loan Party shall not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which (a) directly or indirectly prohibits it from creating or incurring a Lien in favor of the Administrative Agent on any of its Property, revenues, or assets, whether now owned or hereafter acquired or (b) directly or indirectly prohibits any of its Subsidiaries or any other Loan Party making any payments, directly or indirectly, to any other Loan Party by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise.
Section 7.14    Subsidiaries. The Borrower shall not, directly or indirectly, form or acquire any Subsidiary other than wholly-owned Subsidiaries that become Guarantors hereunder in accordance with Section 6.13.
Section 7.15    Amendments of Certain Documents. No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any of the terms or provisions of, or waive any of its rights under, (a) their respective Constituent Documents or (b) any Material Agreement,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

in each case, in a manner, when taken together with all other modifications to such agreement or document since the Closing Date, that is materially adverse to the interest of the Lenders or the Loan Parties, without the prior written consent of Administrative Agent; provided that (i) the Subordinated Intercompany Note may be amended in accordance with the terms of the Subordination Agreement and (ii) the foregoing shall not prohibit any amendment to the Management Services Agreement that would increase the Manager Fee so long as the amount and method of determination of the Manager Fee payable by the Loan Parties after giving effect to such amendment are fair and reasonable and no less favorable to the Loan Parties than would be paid for such services in a comparable arm’s-length transaction with a Person not an Affiliate of a Loan Party.
Section 7.16    Hedge Agreements. No Loan Party shall enter into any Hedge Agreement, except Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower has actual exposure and not for speculative purposes.
Section 7.17    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. No Loan Party will, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
Section 7.18    Prepayment of Debt.
(a)    Except as otherwise expressly permitted under the Loan Documents, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Junior Debt (other than Debt outstanding under the Subordinated Intercompany Note).
(b)    No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt outstanding under the Subordinated Intercompany Note, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt outstanding under the Subordinated Intercompany Note; provided that Borrower may make Permitted Subordinated Debt Payments (as defined in the Subordination Agreement).
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 8.

[RESERVED]
ARTICLE 9.

DEFAULT
Section9.1    Events of Default. Each of the following shall be deemed an “Event of Default”:
(a)    Borrower shall fail to pay the Obligations under the Loan Documents or any part thereof shall not be paid when due or declared due; provided that the Administrative Agent shall apply funds in the Collection Account to the payment of any Obligations that are not paid when due or declared due and an Event of Default shall only occur under this clause (a) to the extent funds in the Collection Account are not sufficient to pay all Obligations then due and owing in full;
(b)    Any Loan Party shall breach any provision of (i) Sections 6.1(f), (g), (h), (l) or (v), 6.2, 6.5, 6.6 (in circumstances where a Loan Party is taking, or has taken, affirmative measures or intentionally is omitting, or has omitted, to take otherwise required actions, in each case, that have the effect of precluding, materially delaying or limiting the scope of any inspection, field examination or Appraisal), 6.12 or 6.15 or Article 7 of this Agreement or (ii) Sections 6.1 (other than clauses (f), (g), (h), (l) or (v) thereof) and 6.13 and in the case of this clause (ii), such failure continues for more than five (5) Business Days;
(c)    Any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;
(d)    Any Loan Party or any Subsidiary of any Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 9.1(a) and (b)), and such failure continues for more than thirty (30) days following the earlier of (x) notice of such failure from Administrative Agent to Borrower and (y) the date a Responsible Officer of Borrower first knows of such failure;
(e)    Ultimate Parent, Parent, Holdings, or any Loan Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;
(f)    An involuntary proceeding shall be commenced against Ultimate Parent, Parent, Holdings, or any Loan Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days;
(g)    There shall occur an Early Termination Date (as defined in a Hedge Agreement) under any Hedge Agreement to which any Loan Party or Subsidiary of a Loan Party is a party resulting from (1) any event of default under such Hedge Agreement to which any Loan Party or any Subsidiary of any Loan Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which any Loan Party or any Subsidiary of any Loan Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value, if any, owed by any Loan Party or any Subsidiary of any Loan Party as a result thereof exceeds $[***];
(h)    This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any of their respective equity holders, or a Loan Party shall deny in writing that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (subject to Permitted Liens that have priority over the Liens in favor of the Administrative Agent under applicable Law or that are expressly permitted to have priority over such Liens pursuant to the terms of the Loan Documents) upon any of the Collateral purported to be covered thereby;
(i)    Any ERISA Event shall have occurred with respect to any Loan Party or any ERISA Affiliate that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(j)    A final judgment or judgments for the payment of money in excess of $[***] in the aggregate shall be rendered by a court or courts against any Loan Party or any Subsidiary of any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Loan Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(k)    (i) Any failure by the Parent to perform its obligations under the Performance Guaranty or (ii) any failure by the Manager to perform its obligations under the Management Services Agreement, and, in either case, such failure, if capable of cure, continues for more than thirty (30) days following the earlier of (x) notice of such failure from Administrative Agent to Borrower and (y) the date a Responsible Officer of Borrower first knows of such failure;
(l)    The Manager resigns or is removed under the Management Services Agreement and a replacement reasonably acceptable to the Administrative Agent has not accepted an appointment under the Management Services Agreement within five (5) Business Days of such resignation or removal; or
(m)    The subordination provisions of the Subordination Agreement or the Subordinated Intercompany Note shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations under the Loan Documents, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions.
Section 9.2    Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, without notice to the Borrower do any or all of the following:
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a) terminate the Commitments of the Lenders (except for funding obligations of outstanding Letters of Credit), (b) terminate the obligations of L/C Issuer to make L/C Credit Extensions, (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), and/or (d) declare the Obligations (other than the Obligations arising out of Bank Product Agreements) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party; provided, however, that upon the occurrence of an Event of Default under Section 9.1(e) or (f), the Commitments of the Lenders shall automatically terminate (except for funding obligations of outstanding Letters of Credit), the obligations of L/C Issuer to make L/C Credit Extensions shall automatically terminate, the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, and the Obligations (other than the Obligations arising out of Bank Product Agreements) shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, exercise all rights and remedies available to it, Lenders and L/C Issuer in law or in equity, under the Loan Documents, or otherwise.
Section 9.3    Application of Funds. After, or in connection with, the exercise of remedies provided for in Section 9.2 (or if an Event of Default exists and the written notice thereof, if any, to Borrower from Administrative Agent expressly provides that this Section 9.3 shall thereafter apply to any amounts received on account of the Obligations or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations and amounts credited to the Collection Account, any other Deposit Account subject to an Account Control Agreement and the Liquidity Reserve Account, shall be applied by Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to Lenders and L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuer) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of interest due in respect of Protective Advances;
Fourth, to payment of principal of Protective Advances;
Fifth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans (other than Protective Advances), L/C Borrowings and other Obligations arising under the Loan Documents, ratably among Lenders and L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than Protective Advances) and L/C Borrowings and constituting unpaid Bank Product Obligations, ratably among Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Sixth held by them;
Seventh, to Administrative Agent for the account of L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Sections 2.2 and 2.6;
Eighth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Eighth held by them;
Ninth, to payment of any amounts that remain owing to the Manager under the Management Services Agreement; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.
Notwithstanding anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve allocation to Obligations otherwise set forth in this Section.
Further notwithstanding, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 10 hereof for itself and its Affiliates as if a “Lender” party hereto.
Section 9.4    Performance by Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may (but shall have no obligation to) perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower or any other Loan Party under this Agreement or any other Loan Document.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 10.

AGENCY
Section 10.1    Appointment and Authority.
(a)    Each Lender (in its capacity as a Lender and in its capacity as a Bank Product Provider or a potential Bank Product Provider), including each person that becomes a Lender hereunder after the Closing Date, and L/C Issuer hereby irrevocably appoints Texas Capital Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and irrevocably authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of Administrative Agent, Lenders, and L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including, for itself and its Affiliates, in their capacities as potential Bank Product Providers) and L/C Issuer hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 11.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)    Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article 10.
Section 10.2    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any other Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders or to provide notice to or obtain the consent of the Lenders with respect thereto.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.3    Exculpatory Provisions.
(a)    Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(i)    shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents) or is required to exercise as directed in writing by any other party to any intercreditor agreement, as applicable; provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;
(iv)    shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action; and
(v)    does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Adjusted Term SOFR”~~, “BSBY Rate”~~  or with respect to any Benchmark Replacement or other rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate.
(b)    Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 10.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or any other Loan Party, a Lender, or L/C Issuer.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c)    Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
(d)    Notwithstanding anything to the contrary herein, Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 10.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certificate delivered by a Loan Party pursuant to Section 10.9(a). Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Administrative Agent may consult with legal counsel (who may be counsel for Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.5    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.6    Resignation of Administrative Agent.
(a)    Administrative Agent may at any time give notice of its resignation to Lenders, L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing) (such consent not to be unreasonably conditioned, withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and if applicable, consented to by the Borrower) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders and L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above and, to the extent applicable, consented to by the Borrower; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 10 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
(b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender or L/C Issuer, as applicable, directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10, Section 11.1, and Section 11.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(c)    Any resignation by Texas Capital Bank as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as L/C Issuer unless the notice thereof otherwise provides. If Texas Capital Bank resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c). Upon the appointment by Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

outstanding at the time of such succession or make other arrangements satisfactory to Texas Capital Bank to effectively assume the obligations of Texas Capital Bank with respect to such Letters of Credit.
Section 10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer expressly acknowledges that neither Administrative Agent nor L/C Issuer, the Arranger, any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent, L/C Issuer, the Arranger or any other Lender hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of Borrower or any other Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent, L/C Issuer, the Arranger or any Lender to any other Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent, L/C Issuer, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent, L/C Issuer, the Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to L/C Issuer or the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide L/C Issuer or any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), or creditworthiness of Borrower or any other Loan Party or the value of the Collateral or other Properties of Borrower or any other Loan Party or any other Person which may come into the possession of Administrative Agent or any of its Related Parties. Each Lender and L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, L/C Issuer, and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, L/C Issuer, and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, L/C Issuer, and Administrative Agent under Section 11.1 or Section 11.2) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and L/C Issuer, as applicable, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 11.1 or Section 11.2.
Section 10.9    Collateral and Guaranty Matters.
(a)    The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (A) upon Payment in Full, (B) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as applicable, under Section 11.10;
(ii)    to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 7.2;
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
(iv)    to take any other action with respect to the Collateral that is permitted or required under any intercreditor agreement.
Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9. Upon the occurrence of any of the events specified in Section 10.9(a)(i)(A), (B) or (C) or Section 10.9(a)(iii), at Borrower’s sole cost
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

and expense, Administrative Agent shall execute and deliver to Borrower such documentation as Borrower may reasonably request in writing to release the applicable Collateral from the Liens created by the Loan Documents and/or release the applicable Guarantor from its obligations under its Guaranty, as the case may be. In connection with any such request by Borrower, Administrative Agent may request, and if requested by Administrative Agent, Borrower shall deliver a written certificate of a Responsible Officer of Borrower certifying that the applicable transaction is permitted under the Loan Documents (and Administrative Agent may rely conclusively on any such certificate without further inquiry and shall have no liability to any Secured Party for any inaccuracy or misrepresentation contained therein).
(b)    Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 10.10    Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 9.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and L/C Issuer shall have been made).
Section 10.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more benefit plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arranger or any other arranger of this Agreement or any amendment thereto, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.12    Credit Bidding. The Secured Parties hereby irrevocably authorize Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.10 of this Agreement), (iii) Administrative Agent shall be authorized to assign the relevant Obligations of the Secured Parties to be credit bid to any such acquisition vehicle on a pro rata basis, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 10.13    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arranger or the syndication agents, documentation agents, co-agents, or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or a L/C Issuer hereunder.
Section 10.14    Flood Laws. Each Lender and each participant is responsible for assuring its own compliance with any applicable Flood Insurance Regulations and Administrative Agent shall have no responsibility therefor.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.15    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case.
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.15(b).
(c)    Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE 11.

MISCELLANEOUS
Section 11.1    Expenses.
(a)    Borrower and each of the other Loan Parties hereby, jointly and severally, agrees to pay on demand: (i) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent, the Arranger, and the L/C Issuer in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent; (ii) all documented (in summary form) out-of-pocket costs and expenses of Administrative Agent, L/C Issuer, and each Lender in connection with any Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and the fees and expenses of legal counsel, advisors, consultants, experts and auditors for Administrative Agent, L/C Issuer, and each Lender; (iii) all costs and expenses incurred by L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iv) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (v) all other costs and expenses incurred by Administrative Agent, L/C Issuer, and any Lender in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Administrative Agent’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Loan Parties. The Loan Parties shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 11.1 shall be a demand obligation owing by the Loan Parties and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of the Loan Parties under this Section 11.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder. The obligations of the Loan Parties under this Section 11.1 with respect to legal fees shall be subject to the Legal Expenses Limitation.
(b)    To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 11.1(a) or Section 11.2 to be paid by it to Administrative Agent, L/C Issuer (or any sub-agent thereof) or any Related Party of Administrative Agent or L/C Issuer (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent or L/C Issuer (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Percentage of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent or L/C Issuer (or any such sub-agent) or against any Related Party of Administrative Agent or L/C Issuer (or any sub-agent thereof) acting for Administrative Agent or L/C Issuer (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.
Section 11.2    INDEMNIFICATION. BORROWER AND THE OTHER LOAN PARTIES SHALL, JOINTLY AND SEVERALLY, INDEMNIFY ADMINISTRATIVE AGENT, L/C ISSUER, THE ARRANGER, EACH LENDER AND EACH RELATED PARTY OF EACH OF THE FOREGOING (EACH, AN “INDEMNITEE”) AGAINST, AND HOLD EACH OF THEM HARMLESS FROM, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING FEES AND EXPENSES OF ANY ACTION, CLAIM OR SUIT BROUGHT TO ENFORCE THE BORROWER’S INDEMNIFICATION OBLIGATIONS HEREUNDER AND COURT COSTS AND ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY LOAN PARTY OR ANY OF THEIR SUBSIDIARIES, (E) ANY LOAN OR LETTER OF CREDIT OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT) OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR BY BORROWER OR ANY OTHER LOAN PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH INDEMNITEE (OR THE REPRESENTATIVES OF SUCH PERSON); provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Indemnitee or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of any Loan Party and that is brought by such Indemnitee against another Indemnitee (other than the Administrative Agent acting in its capacity as such). Any amount to be paid under this Section 11.2 shall be a demand obligation owing by Borrower and the other Loan Parties and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower and the other Loan Parties under this Section 11.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder. This Section 11.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim. The obligations of the Loan Parties under this Section 11.2 with respect to legal fees shall be subject to the Legal Expenses Limitation.
Section 11.3    Limitation of Liability. None of any Loan Party, Administrative Agent, the Arranger, L/C Issuer, or any Lender, or any of their Related Parties, shall have any liability with respect to, and each party hereto hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (whether in contract, tort or otherwise) suffered or incurred by any other party hereto or any of their Related Parties in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents; provided that, for the avoidance of doubt, the foregoing shall not limit any Loan Party’s indemnification or reimbursement obligations under Section 11.2 to the extent such consequential, punitive, special or indirect damages are included in any third party claim in which an Indemnitee is otherwise entitled to indemnification or reimbursement hereunder. Each Loan Party hereby waives, releases, and agrees not to sue Administrative Agent, the Arranger, L/C Issuer, or any Lender, or any of their Related Parties, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 11.4    No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Arranger, Administrative Agent, any Lender, or L/C Issuer shall have the right to act exclusively in the interest of the Arranger, Administrative Agent, such Lender, or L/C Issuer and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any Loan Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.
Section 11.5    Lenders Not Fiduciary. The relationship between Borrower and each other Loan Party on the one hand, and Administrative Agent, Arranger, each Lender, and L/C Issuer, on the other hand, is solely that of debtor and creditor, and none of Administrative Agent, Arranger, any Lender, or L/C Issuer has any fiduciary or other special relationship with Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and each other Loan Party on the one hand, and Administrative Agent, Arranger, each Lender, and L/C Issuer, on the other hand, to be other than that of debtor and creditor. The Borrower and each other Loan Party acknowledges and agrees that (a) (i) no fiduciary, advisory or agency relationship between the Loan Parties and their Subsidiaries and any Arranger, the Administrative Agent, the L/C Issuer or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Administrative Agent, the L/C Issuer or any Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (ii) the arranging and other
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

services regarding this Agreement provided by the Arranger, the Administrative Agent, the L/C Issuer and the Lenders are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Arranger, the Administrative Agent, the L/C Issuer and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arranger, the Administrative Agent, the L/C Issuer and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arranger, the Administrative Agent, the L/C Issuer or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the L/C Issuer and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arranger, the Administrative Agent, the L/C Issuer or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against any of the Arranger, Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.6    Equitable Relief. Each Loan Party recognizes that in the event Borrower or any other Loan Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent, Lenders, or L/C Issuer. Each Loan Party therefore agrees that Administrative Agent, any Lender, or L/C Issuer, if Administrative Agent, such Lender, or L/C Issuer so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 11.7    No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent, any Lender, or L/C Issuer to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.2 for the benefit of all the Secured Parties and each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except with the written consent of Administrative Agent, it will not take any enforcement action or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.25 (subject to the terms of Section 11.23), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 11.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.8    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor, except as expressly permitted under the Loan Documents, any other Loan Party may assign or otherwise transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8(b), (ii) by way of participation in accordance with the provisions of Section 11.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 11.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $[***] unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of L/C Issuer shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $[***]; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided further that Borrower shall not be obligated to pay for such processing and recording fee except in the case of any assignment made pursuant to Section 3.6(b). The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Loan Party or any of their Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 11.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.1, Section 3.2, Section 11.1 and Section 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8(d). Upon the consummation of any assignment pursuant to this Section 11.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.
(c)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or any other Loan Party, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) no such participation shall be to a Disqualified Lender and (iv) Borrower, each other Loan Party, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.1(b) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.25 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 11.25; provided further that such Participant agrees to be subject to Section 11.23 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Dissemination of Information. Borrower and each other Loan Party authorizes Administrative Agent and each Lender to disclose to any actual or prospective purchaser, assignee or other recipient of a Lender’s Commitment that is not a Disqualified Lender at the time of such disclosure, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrower, the other Loan Parties and their respective Affiliates to the extent such disclosure is not otherwise prohibited under Section 11.26.
(g)    Disqualified Lenders. (i) No assignment or participation shall be made to, and no increase in the Commitments shall be provided by, any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person or the applicable Increase Effective Date, as the case may be (unless Borrower has consented to such assignment or increase in the Commitments
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment, participation or increase in the Commitments). For the avoidance of doubt, with respect to any assignee or Lender that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee or Lender shall not retroactively be disqualified from becoming a Lender and (y) the execution by Borrower of an Assignment and Assumption or a joinder agreement in form and substance satisfactory to Administrative Agent with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or increase in the Revolving Credit Commitment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment or participation is made to, or any increase in the Commitments is provided by, any Disqualified Lender without Borrower’s prior written consent in violation of clause (g)(i) above, Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and Administrative Agent, (A) terminate the Commitment of such Disqualified Lender and repay all obligations of Borrower owing to such Disqualified Lender in connection with such Commitment and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Borrower, Administrative Agent or any other Lender, (y) attend or participate in meetings attended by Lenders and Administrative Agent, or (z) access any electronic site established for Lenders or confidential communications from counsel to or financial advisors of Administrative Agent or Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Lender party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Lender does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
Administrative Agent shall have the right, and Borrower hereby expressly authorizes Administrative Agent, to (A) post the list of Disqualified Lenders provided by Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 11.9    Survival. All representations and warranties made in this Agreement, any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents until such time as Payment in Full shall have occurred, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of any Loan Party hereunder, the obligations of the Loan Parties under Sections 11.1 and 11.2 shall survive repayment of the Obligations and termination of the Commitments.
Section 11.10    Amendment. Subject to Section 2.7(g), Section 2.12 and Section 3.3(b), the provisions of this Agreement and the other Loan Documents to which Borrower or any other Loan Party is a party (other than the Issuer Documents) may be amended or waived only by an instrument in writing signed by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and each Loan Party party thereto and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:
(a)    waive any condition set forth in Section 4.1, without the written consent of each Lender;
(b)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;
(e)    change any provision of this Section 11.10 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    change Section 9.3 or Section 11.23 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(g)    release all or substantially all of the aggregate value of the Guarantees provided by the Guarantors or release all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;
(h)    (i) subordinate any of the Obligations to any other Debt or (ii) subordinate the Lien securing any of the Obligations on all or substantially all of the Collateral to any other Lien securing any other Debt (except as provided in Section 10.9), in each case, without the consent of each Lender affected thereby; or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i)    increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets (other than any type of Inventory that constitutes Eligible Inventory at such time), without the written consent of each Lender (other than any Defaulting Lender);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuer in addition to the Lenders required above, affect the rights or duties of L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) Borrower and Administrative Agent may amend this Agreement or any other Loan Document without the consent of Lenders (unless the Required Lenders object in writing within five (5) Business Days of notice by Administrative Agent of such amendment) in order to (A) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or (B) comply with local Law or advice of local counsel in any jurisdiction the Laws of which govern any Security Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of Administrative Agent, (C) effect the granting, perfection, protection, expansion or enhancement of any security interest or Lien in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, (D) make administrative or operational changes not adverse to any Lender or (E) add a Guarantor or Collateral or otherwise enhance the rights and benefits of the Lenders; and (v) Borrower and Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary in the opinion of Administrative Agent to effect the provisions of Section 2.12.
Notwithstanding anything to the contrary herein, no Defaulting Lender or Disqualified Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Disqualified Lenders), except that (x) the Commitment(s) of any Defaulting Lender or any Disqualified Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender or any Disqualified Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender or Disqualified Lender.
Section 11.11    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as set forth on Schedule 11.11. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in Section 11.11(b) shall be effective as provided in Section 11.11(b).
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i)Electronic Communications. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unles(b)     Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto, Schedule 11.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 11.11 provided by Administrative Agent to each party hereto.
(d)    Platform.
(i)    Borrower, each other Loan Party, each Lender, and L/C Issuer agrees that Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders or L/C Issuer by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. Although the Platform is secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time, each of the Lenders, L/C Issuer, and the Borrower acknowledges and agrees that (x) the distribution of material through an electronic medium is not necessarily secure and (y) the Agent Parties not responsible for approving or vetting the representatives, designees or contacts of any Lender or L/C Issuer that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution, and each Lender, L/C Issuer, and Borrower understands and accepts such risks. In no event shall the Agent Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of Communications through the Platform.
(iii)    Each Loan Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender, and their respective counsel and agents and Related Parties (each, an “Authorized Party”) to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrower or any other Loan Party and the business affairs of Borrower and such other Loan Parties via the internet or other electronic communication method. IN NO EVENT SHALL ANY AUTHORIZED PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY SUCH COMMUNICATIONS OR TRANSMISSIONS, EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE DIRECTLY RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AUTHORIZED PARTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AUTHORIZED PARTY HAVE ANY LIABILITY FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).
(e)    Public Information. Each Loan Party hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of any Loan Party hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized Administrative Agent and the other Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 11.26); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders, in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and under applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its Subsidiaries and its securities for the purposes of United States federal or state securities Laws.
Section 11.12    Governing Law; Venue; Service of Process.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the State of New York (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.
(b)    Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, L/C Issuer, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender, or L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or any of the other Loan Parties or their Properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process by the mailing thereof in the manner provided for the mailing of notices in Section 11.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
Section 11.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.14    Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 11.15    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 11.16    Construction. Each Loan Party, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent, each Lender and each other Person party thereto.
Section 11.17    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
Section 11.18    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.
Section 11.19    Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and each Lender at all times to comply strictly with the applicable Law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any other Loan Document, and the Related Indebtedness (or applicable United States federal Law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable Law). If the applicable Law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower or any other Loan Party and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) Borrower or any other Loan Party will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrower or any other Loan Party of any Note and/or the Related Indebtedness, then it is Borrower’s, each other Loan Party’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower or such other Loan Party, as applicable), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower, each other Loan Party, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by Borrower or any other Loan Party that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower or such other Loan Party, as applicable, and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower and the other Loan Parties to Administrative Agent or such Lender. Borrower and each other Loan Party hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, Borrower will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or such other Loan Parties, as applicable, or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower and the other Loan Parties to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 11.20    [Reserved].
Section 11.21    USA PATRIOT Act Notice. Administrative Agent and each Lender hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of Borrower and each other Loan Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Loan Party in accordance with the PATRIOT Act. In addition, Borrower and each other Loan Party agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any other Loan Party or any Subsidiary of Borrower or any other Loan Party is or shall be a Sanctioned Person, (b) not to use or permit the use of proceeds of the Obligations to violate any Anti-Corruption Laws, Anti-Terrorism Laws or any applicable Sanctions, and (c) comply, or cause its Subsidiaries to comply, with the applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
Section 11.22    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 11.10.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, with respect to a Defaulting Lender that is a Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer hereunder; third, with respect to a Defaulting Lender that is a Lender, to Cash Collateralize L/C Issuer’s Fronting Exposure, if any, with respect to such Defaulting Lender in accordance with Section 2.6; fourth, with respect to a Defaulting Lender that is a Lender, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, with respect to a Defaulting Lender that is a Lender, if so determined by Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans under this Agreement and (y) with respect to a Defaulting Lender that is a Lender, Cash Collateralize L/C Issuer’s future Fronting Exposure, if any, with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.6; sixth, to the payment of any amounts owing to Lenders or L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by Lenders pro rata in accordance with the Commitments without giving effect to Section 11.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.3(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.6.
(C)    With respect to any fee payable under Section 2.3(c) or to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(IV)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.28, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.6.
(b)    Defaulting Lender Cure. If Borrower, Administrative Agent, and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages (without giving effect to Section 11.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 11.23    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:
(a)    notify Administrative Agent of such fact; and
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b)    purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 11.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including (x) the application of funds arising from the existence of a Defaulting Lender and (y) payments made in accordance with Sections 3.1, 3.4 and 3.5); (B) the application of Cash Collateral provided for in Section 2.6; or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 11.23 shall apply).
Borrower and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower or such other Loan Party, as applicable, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower or such other Loan Party in the amount of such participation.
Section 11.24    Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any other Loan Party is made to Administrative Agent, L/C Issuer or any Lender, or Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of Lenders and L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.25    Setoff. If an Event of Default has occurred and is continuing, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to any Loan Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

provisions of Section 11.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 9.3. As further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of such Loan Party, as applicable, now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Loan Party now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.
Section 11.26    Confidentiality. Each of Administrative Agent, L/C Issuer, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to confidentiality provisions generally), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee or in accordance with the Administrative Agent’s, such L/C Issuer’s or any Lender’s regulatory compliance policy if the Administrative Agent, such L/C Issuer or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, L/C Issuer or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, L/C Issuer or such Lender, as applicable, shall, except with respect to any normal or routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise not prohibited by applicable Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 11.26, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement so long as such Person is not a Disqualified Lender, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Borrower or any other Loan Party and its obligations, or (iii) any actual or prospective purchaser of a Lender that is not a Disqualified Lender or its holding company, (g) on a confidential basis to (i) any rating agency or any similar organization in connection with the rating of Borrower or any other Loan Party or the Revolving Credit Facility or (ii) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility, (h) with the consent of Borrower or such other applicable Loan Parties, (i) to the extent such Information (i) becomes publicly available other than as
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

a result of a breach of this Section 11.26, (ii) becomes available to Administrative Agent, L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower that is not known to be subject to a confidentiality obligation to the Borrower or (iii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.26; or (j) on a confidential basis to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 11.26, “Information” means all non-public information received from Borrower or any other Loan Party or any Subsidiary thereof relating to Borrower or any other Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to Administrative Agent, L/C Issuer, or any Lender on a nonconfidential basis prior to disclosure by Borrower or any other Loan Party or any Subsidiary or Affiliate thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 11.26 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party party hereto agrees and confirms that, as between such Loan Party and Texas Capital Bank, the obligations of Texas Capital Bank under this Section 11.26 supersede and replace in their respective entireties all confidentiality, non-disclosure and similar obligations of Texas Capital Bank, if any, set forth in any previous agreement between such Loan Party and Texas Capital Bank notwithstanding anything to the contrary contained therein.
Each Loan Party hereby authorizes Administrative Agent, at its sole expense, but without any prior approval by any Loan Party, to include any Loan Party’s name, logo and the aggregate amount of the Revolving Credit Facility in tombstones and client marketing materials, and to give such other publicity to the Revolving Credit Facility as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower notifies Texas Capital Bank in writing that such authorization is revoked. Each Loan Party understands and acknowledges that Texas Capital Bank may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Revolving Credit Facility.
Section 11.27    Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement, any other Loan Document or any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature from any party hereto, Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.
Section 11.28    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.29    Keepwell. Each Qualified ECP Guarantor party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of such other Loan Party’s (a) Swap Obligations and (b) obligations under its Guaranty including those with respect to Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 11.30    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of Texas and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in Property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 11.31    NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 11.32    No Recourse Against Non-Loan Party Affiliates. No recourse shall be sought or had for the obligations of the Loan Parties against any Affiliate of the Borrower (other than an Affiliate that is a Loan Party), director, officer, shareholder, manager or agent of the Borrower or any of its Affiliates (that is not a Loan Party) other than as specified in the Loan Documents.
ARTICLE 12.

GUARANTY
Section 12.1    Guaranty. In consideration of the Loans, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrower pursuant to this Agreement and the other Loan
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Documents and in further consideration of any Bank Product Agreements, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Obligations as a primary obligor.
Section 12.2    Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 12.3 hereof), pay the amount due and payable thereon to Administrative Agent, at its Principal Office. It is not necessary for Administrative Agent, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrower or others liable on the Obligations, or to enforce its rights against any security given to secure such Obligations. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against Borrower or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Obligations have been fully satisfied and the Release Date shall have occurred. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Administrative Agent or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.
Section 12.3    Agreements and Waivers. Each Guarantor:
(a)    agrees to all terms and agreements heretofore or hereafter made by Borrower with Administrative Agent and/or any other Secured Party;
(b)    agrees that Administrative Agent may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrower or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; (v) apply payments by Borrower, any Surety, or any other Person, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;
(c)    agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by Law; (iii) the failure of Administrative Agent or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by Borrower or any Surety to Administrative Agent and/or any other Secured Party is a preference under applicable Debtor Relief Laws, or for any reason Administrative Agent and/or any other Secured Party is required to refund such payment or pay such amounts to Borrower, any such Surety, or someone else; (vii) any defenses which Borrower could assert on the Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Obligations pursuant to the terms hereof;
(d)    agrees that such Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;
(e)    to the extent allowed by applicable Law, waives all rights and remedies now or hereafter accorded by applicable Law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against Borrower or which Borrower may have against Administrative Agent and/or the Lenders;
(f)    waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Administrative Agent’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrower or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Obligations;
(g)    waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by Law, except as such waiver may be expressly prohibited by Law, and diligence in bringing suits against any Surety;
(h)    waives each right to which it may be entitled by virtue of the Laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times; and
(i)    represents and warrants to the Administrative Agent and the Lenders that such Guarantor (i) has received, or will receive, direct or indirect benefit from the making of the Guaranty and the Obligations, (ii) is familiar with, and has independently reviewed the books and records regarding, the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

financial condition of Borrower and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Obligations, but such Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide the Guaranty and (iii) is a Qualified ECP Guarantor. Each Guarantor confirms that neither Administrative Agent, any Lender, any other Guarantor, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Agreement and provide the Guaranty.
Section 12.4    Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Obligations were or are incurred.
Section 12.5    Subordination. If Borrower or any other Loan Party is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until the Release Date. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of Administrative Agent, no Guarantor shall exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower or any applicable Loan Party as a debtor, Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent, and irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 12.6    Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Obligations, against others liable on the Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Release Date. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Release Date, such amount shall be held in trust for the benefit of Administrative Agent and/or the other Secured Parties to be credited and applied on the Obligations, whether matured or unmatured.
Section 12.7    Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by any Loan Party to the Lenders by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of all other rights that Administrative Agent and the Lenders may have against such Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the Lenders by Guarantors in favor of Administrative Agent and/or the Lenders relating to the indebtedness of Borrower and the other Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.
Section 12.8    Costs and Expenses. Guarantors jointly and severally agree to pay to Administrative Agent and the Lenders, upon demand, all losses and costs and expenses, including attorneys’ fees, that may be incurred by Administrative Agent and the Lenders in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.
Section 12.9    Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.
Section 12.10    Benefit; Binding Effect. This Guaranty shall inure to the benefit of Administrative Agent and each other Secured Party and their respective successors and assigns, and to any interest in any of the Obligations. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty, and their respective successors and assigns (provided, however, that no Guarantor may, without the prior written consent of Administrative Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Administrative Agent’s prior written consent shall be void ab initio and of no force or effect).
Section 12.11    Multiple Guarantors. It is specifically agreed that Administrative Agent may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

same as to all or any Guarantors. If one or more additional guaranty agreements (“Other Guaranties”) are executed by one or more additional guarantors (“Other Guarantors”), which guarantee, in whole or in part, any of the Obligations, it is specifically agreed that Administrative Agent may enforce the provisions of this Guaranty or of Other Guaranties with respect to one or more of Guarantors or any one or more of Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of Guarantors or Other Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all Guarantors hereunder shall be joint and several.
Section 12.12    Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Guarantor Joinder Agreement. Upon delivery of any such Guarantor Joinder Agreement to Administrative Agent, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.
Section 12.13    Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of each Guarantor under this Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Section 12.14    Maximum Liability. Anything in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Loan Documents) and after giving effect as assets, subject to Section 12.6, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (a) applicable Law or (b) any agreement providing for an equitable allocation among such Guarantor and other Loan Parties of obligations arising under the Loan Documents and Bank Product Agreements.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]
[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXECUTED to be effective as of the date first written above.
BORROWER:

SUNNOVA INVENTORY SUPPLY, LLC

By:    _______
Name:
Title:
Signature Page to Credit Agreement – Sunnova Inventory Supply, LLC

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

TEXAS CAPITAL BANK,
as Administrative Agent, L/C Issuer and a Lender

By:    ____________
Name:
Title:
Signature Page to Credit Agreement – Sunnova Inventory Supply, LLC

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 2.1
Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Texas Capital Bank	$50,000,000.00	100.000000000%
Total:	$50,000,000.00	100.000000000%

Schedule 2.1, Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 2.10
Deposit Accounts

Name of Institution	Account Number	Description of Account
Texas Capital Bank	[***]	Operating
Texas Capital Bank	[***]	Collection
Texas Capital Bank	[***]	Liquidity Reserve

Schedule 2.10, Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 5.25
Material Agreements
1.Master Intercompany Purchase Agreement
2.Subordinated Intercompany Note
3.Management Services Agreement

Schedule 5.25, Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 6.1(d)
Monthly Reporting Requirements

Part 1 – Monthly Inventory Financial Information

A schedule or report showing each of the following (collectively, the “Monthly Inventory Information”):

(i)the aggregate total amount of Inventory on-hand at the beginning of the prior fiscal month (by major category);
(ii)the aggregate total amount of new Inventory purchased during the prior fiscal month (by major category) pursuant to the Master Intercompany Purchase Agreement;
(iii)the aggregate total amount of Inventory sold to customers during the prior fiscal month (by major category);
(iv)the aggregate total amount of Inventory sold back to Parent for direct sales and other programs during the prior fiscal month (by major category)
(v)the aggregate total amount of Inventory scrapped, disposed of or written down during the prior fiscal month (by major category); and
(vi)the aggregate total amount of Inventory on-hand at the end of the prior fiscal month (by major category).

Part 2 – Monthly Accounts Financial Information

A schedule or report showing each of the following (collectively, the “Monthly Accounts Information”):

(i)the aggregate total amount of trade Accounts at the beginning of the prior fiscal month;
(ii)the aggregate total amount of new invoices billed to customers during the prior fiscal month;
(iii)the aggregate total amount of cash collected from customers during the prior fiscal month;
(iv)the aggregate total amount of new invoices billed to Parent during the prior fiscal month;
(v)the aggregate total amount of cash collected from Parent during the prior fiscal month
(vi)the aggregate total amount of debit memos issued to customers during the prior fiscal month;
(vii)the aggregate total amount of credit memos issued to customers during the prior fiscal month; and
(viii)the aggregate total amount of trade Accounts at the end of the prior fiscal month.

Schedule 6.1(d), Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Part 3 – Monthly Subordinated Intercompany Note Financial Information

A schedule or report showing each of the following (collectively, the “Monthly Subordinated Intercompany Note Financial Information”):

(i)the amount of the Subordinated Intercompany Note at the beginning of the prior fiscal month;
(ii)the aggregate total amount of Inventory or Accounts sold to the Borrower by Parent pursuant to the Master Intercompany Purchase Agreement and financed under the Subordinated Intercompany Note during the prior fiscal month;
(iii)other cash or in-kind contributions provided by Parent to the Borrower and financed by the Subordinated Intercompany Note during the prior fiscal month;
(iv)the aggregate total amount of cash paid to Parent to repay the Subordinated Intercompany Note during the prior fiscal month; and
(v)the amount of the Subordinated Intercompany Note at the end of the prior fiscal month.

Part 4 – Monthly Revolving Credit Facility Financial Information

A schedule or report showing each of the following (collectively, the “Monthly Revolving Credit Facility Financial Information”):

(i)the outstanding Revolving Credit Exposure under the Revolving Credit Facility at the beginning of the prior fiscal month;
(ii)the aggregate total amount of new Loans to the Borrower during the prior fiscal month;
(iii)the aggregate total amount of interest, fees and other charges to the Borrower under the Revolving Credit Facility during the prior fiscal month;
(iv)the aggregate total amount of principal repaid by the Borrower during the prior fiscal month; and
(v)the outstanding Revolving Credit Exposure under the Revolving Credit Facility at the end of the prior fiscal month.

Part 5 – Other Monthly Financial Information

A schedule or report showing each of the following (collectively, the “Other Monthly Financial Information”):

(i)    the Borrower’s aggregate total cash-balances at the end of the prior fiscal month;
(ii)    the aggregate total amount of all other cash disbursements to any party other than Parent or the Manager during the prior fiscal month; and
(iii)     any other material financial transactions during the prior fiscal month or since the Closing Date.
Schedule 6.1(d), Page 2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 6.15
Post-Closing Matters

1.The Borrower shall use commercially reasonable efforts to execute and deliver Collateral Access Agreements for each location required pursuant to Section 6.16 of the Credit Agreement on or prior to the date that is ninety (90) days following the Closing Date; provided that if the Borrower is unable to have the applicable Person execute a Collateral Access Agreement then such failure shall not constitute a Default or Event of Default under the Credit Agreement, but Administrative Agent may establish a Rent Reserve.

2.On or prior to the date that is fifteen (15) Business Days following the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall have delivered each insurance endorsement required pursuant to Section 6.5 of the Credit Agreement.

Schedule 6.15, Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 11.11
Notices

Notices under this Agreement shall be given:

(a) if to Borrower or any other Loan Party, to it in the care of the Borrower:

Sunnova Inventory Supply, LLC
c/o Sunnova Energy International Inc.
20 East Greenway Plaza, Suite 540
Houston, TX 77046
Attention: Chief Financial Officer and Treasurer
Email: [***]; [***]

With a copy to (which shall not constitute notice):

Baker Botts LLP
30 Rockefeller Plaza
New York, NY 10112
Attention: Jonathan Goldstein
E-Mail: [***]

(b) if to Administrative Agent, to Texas Capital Bank at its Principal Office at:

Texas Capital Bank
2000 McKinney Avenue, Suite 700
Dallas, Texas 75201
Attention: ABL Portfolio Manager
Telephone No.: [***]
Email: [***]; [***]

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Attention: Bailey Pham
Email: [***]

Schedule 11.11, Page 1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Reporting Items:
Attention: ABL Portfolio Manager
Facsimile No.: [***]
Telephone No.: [***]
E-Mail: [***]; [***]
Borrowing Requests, Repayments & Conversions:
Attention: Loan Operations/PSE
Facsimile No. [***];
Telephone No. [***];
(c) if to L/C Issuer – Same as (b);
(d) if to a Lender (other than Texas Capital Bank), to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Schedule 11.11, Page 2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.